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Ryder System, Inc.
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Ryder System, Inc. 11690 N.W. 105 Street Miami, Florida 33178

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m., Eastern Daylight Time

Date:	May 5, 2017

Place:	Ryder System, Inc. Headquarters 11690 N.W. 105th Street Miami, Florida 33178

Purpose:	1. To elect six directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders.
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year.
3. To approve, on an advisory basis, the compensation of our named executive officers.
4. To approve, on an advisory basis, the frequency of the shareholder vote on the compensation of our named executive officers.
5. To vote on a shareholder proposal to permit shareholder action by written consent.
6. To consider any other business that is properly presented at the meeting.
Who May Vote:	You may vote if you were a record owner of our common stock at the close of business on March 10, 2017.
Proxy Voting:	Your vote is important. You may vote:
• via Internet;
• by telephone;
• by mail, if you received a paper copy of these proxy materials; or
• in person at the meeting.
By order of the Board of Directors,

Robert D. Fatovic
Executive Vice President, Chief Legal Officer and Corporate Secretary
Miami, Florida
March 20, 2017
This proxy statement and the form of proxy, along with our annual report on Form 10-K for the year ended December 31, 2016 and the shareholder letter, were first sent or given to shareholders on or about March 20, 2017.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, MAY 5, 2017.
Ryder’s proxy statement and annual report are available online at:  http://www.proxyvote.com

Ryder System, Inc. | 2017 Proxy Statement	i

Proxy Summary

PROXY SUMMARY
This proxy summary provides selected highlights of some of the information contained elsewhere in this proxy statement. Please read the entire proxy statement with care before voting.

ANNUAL MEETING

Date:	May 5, 2017
Time:	10:00 A.M. (Eastern Standard Time)
Place:	Ryder Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178
Record Date:	March 10, 2017
Voting:
Each share of the Company's common stock outstanding at the close of business on March 10, 2017 has one vote on each matter that is properly submitted for a vote at the Annual Meeting.
How:

:	(	*
Online	By Phone	By Mail	In Person
www.proxyvote.com	1.800.690.6903	Completing, signing and	With proof of ownership
		returning your proxy card	and a valid photo ID

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation	Page Reference
Election of Directors	FOR each Director Nominee	5
Ratification of PricewaterhouseCoopers LLP as Independent Auditor	FOR	25
Advisory Vote on Executive Compensation	FOR	55
Advisory Vote on Frequency of the Vote on Executive Compensation	EVERY YEAR	55
Shareholder Proposal to Permit Shareholder Action by Written Consent	AGAINST	56

2016 FINANCIAL HIGHLIGHTS

Financial Highlights
t	Record total revenue increased 3% to $6.8 billion and record operating revenue* increased 4% to $5.8 billion compared to 2015.	t	Earnings per share from continuing operations decreased 14% to $4.94 and comparable earnings per share* decreased 12% to $5.42.
t
Total revenue and operating revenue growth increased due to growth in the full service lease fleet (for the fifth consecutive year). The growth in contractual revenue reflects continued progress on our strategy to convert private fleets to outsourcing.
		t	Although our contractual business continued to grow, earnings were negatively impacted primarily due to a cyclical market downturn impacting our transactional business.
t	Our stock price increased from $56.83 at year end 2015 to $74.44 at year end 2016; our total shareholder return was 39% for 2016 versus 38% for our custom peer group.	t	Adjusted return on capital (ROC)* decreased 100 basis points from 5.8% to 4.8% due to lower net earnings impacted by lower used vehicle sales and rental results.
For more information relating to the Company’s 2016 financial performance, please review our 2016 annual report on Form 10-K.
* Operating revenue, comparable earnings per share and ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue, GAAP EPS to comparable EPS and a reconciliation of the non-GAAP elements of our ROC calculation to the corresponding GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 55-63 of our annual report on Form 10-K for the year ended December 31, 2016.

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Proxy Summary

BOARD AND GOVERNANCE HIGHLIGHTS
Active Shareholder Engagement:

t
In 2016, we reached out to our largest shareholders constituting over 50% of our outstanding shares to request feedback on our governance profile and compensation structure, and we received substantive feedback from shareholders holding nearly 20% of outstanding shares.

2016 Key Changes, Based on Shareholder Feedback:

t	Board adopted proxy access in 2016

•	ownership threshold of 3%

•	holding period of 3 years

•	may submit nominees up to 20% of our Board or 2 directors (whichever is greater)

•	up to 25 shareholders may group together to reach the 3% ownership threshold

t	Annual director elections began in 2016
Governance Highlights:

t	10 out of 11 independent directors

t	Strong Lead Independent Director role, with oversight of annual Board evaluation, CEO succession planning and search process for new directors

t	Regular executive sessions after each Board meeting

t	Average Board tenure is 8.7 years; 40% of directors on Board less than 6 years

t	Strong Board diversity based on experience, tenure, age, gender and race; 6 of 11 directors are women or minorities, in addition to being highly qualified directors

t	None of our directors serve on more than 3 other public company boards

t	Strong Board oversight of risk management and compliance process

t	No related person transactions in 2016
t Annual Board and committee evaluations

t	Strong focus on CEO succession planning
Shareholder Rights:

t	No shareholder rights plan (poison pill)

t	Shareholders can call a special meeting with 10% of shares outstanding

t	Majority vote standard for director elections, with a plurality carve-out for contested elections

			Board of Directors
Name	Age	Director Since	Professional Background	Independent	Committee Memberships
John M. Berra	69	2003	Retired EVP of Emerson Electric Company	X	Compensation & Finance
Robert J. Eck	58	2011	President & CEO of Anixter International, Inc.	X	Compensation & Finance
Robert A. Hagemann	60	2014	Retired CFO of Quest Diagnostics Incorporated	X	Audit (Chair) & Finance
L. Patrick Hassey	71	2005	Retired Chairman & CEO of Allegheny Technologies Incorporated	X	Compensation & Governance
Michael F. Hilton	62	2012	President & CEO of Nordson Corporation	X	Compensation & Governance
Tamara L. Lundgren	59	2012	President & CEO of Schnitzer Steel Industries, Inc.	X	Audit & Governance
Luis P. Nieto, Jr.	61	2007	Retired President of the Consumer Foods Group for ConAgra Foods Inc.	X	Audit & Finance (Chair)
Robert E. Sanchez	51	2013	Chair & CEO of Ryder System, Inc.
Abbie J. Smith	63	2003	Professor of Accounting at the University of Chicago Booth School of Business	X	Audit & Finance
E. Follin Smith	57	2005	Retired EVP, CFO & Chief Administrative Officer of Constellation Energy Group, Inc.	X	Compensation (Chair) & Governance
Hansel E. Tookes, II	69	2002	Retired President of Raytheon International	Lead Independent Director	Audit & Governance (Chair)

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS
Strong Shareholder Support on Say on Pay

t	96% Say on Pay support at our 2016 Annual Meeting. Our Compensation Committee believes that the vote indicates support for our program, including enhancements made in the prior year.
Policies that Promote Significant and Long-Term Ownership and Sustainable Shareholder Value Creation

t
86% of our CEO's target compensation is composed of "at risk" compensation. CEO compensation is a mix of base salary (14%), short-term incentives (20%) and long-term incentives (66%) which we believe provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

t
A variety of distinct performance metrics are used in the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages executives to focus on overall, sustainable Company performance.

t
Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company. In 2017, the Compensation Committee increased ownership requirements from four to six times base salary for the CEO, and from two to three times base salary for all other NEOs. Stock ownership requirements for the Board of Directors were also increased from five to six times such director's total annual cash retainer.

t
In 2017, the Compensation Committee decided to replace performance-based cash awards with performance-based restricted stock rights for all future grants starting in 2017 in order to increase shareholder alignment.

Priority on Risk Management and Sound Compensation Practices

t
We cap the maximum payout of our annual cash incentive awards based on a percentage of our pre-tax earnings from continuing operations (EBT), and cap our performance-based restricted stock rights and performance-based cash awards under our long-term incentive program at 125% of target to limit the potential for excessive risk taking. In 2017, the Compensation Committee decided to increase the cap on performance-based restricted stock rights to 150% of target to reflect predominant industry practice for grants commencing in 2017.

t	We incorporate several risk mitigation policies into our compensation program, including:

s	The Compensation Committee’s ability to use “negative discretion” to align appropriate payouts to Company and individual performance;

s	Anti-hedging and anti-pledging policies; and

s	Written clawback policy for financial restatements resulting from executive misconduct.

t
In 2016, the Board amended and restated the Company's 2012 Equity and Incentive Compensation Plan (Equity Plan) to provide for double-trigger vesting of all future incentive grants upon a change of control. Our cash severance and annual cash incentive awards are already subject to double-trigger vesting provisions.

Rigorous Goals

t
Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the challenging macroeconomic environment. For example, 2016 target operating revenue was $5.8 billion, an increase from our 2015 actual operating revenue of $5.6 billion. Similarly, the target comparable earnings per share for 2016 was $6.30, an increase from the comparable EPS results in 2015 of $6.13. However, the ROC target of 5.48% for 2016 was lower than 2015 actual ROC performance of 5.82% due to the expected macroeconomic challenges.

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Information About our Annual Meeting

RYDER SYSTEM, INC.
11690 N.W. 105th STREET
MIAMI, FLORIDA 33178

PROXY STATEMENT

INFORMATION ABOUT OUR ANNUAL MEETING
You are receiving this proxy statement because you own shares of Ryder common stock that entitle you to vote at the 2017 Annual Meeting of Shareholders to be held on Friday, May 5, 2017 at 10:00 a.m., Eastern Daylight Time, at our corporate headquarters. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By using a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.
At the Annual Meeting, you will be asked to vote on the following five proposals. Our Board recommendation for each proposal is set forth below.

Proposal	Board Recommendation
1. To elect six directors as follows: Robert J. Eck, L. Patrick Hassey, Michael F. Hilton, Tamara L. Lundgren, Abbie J. Smith and Hansel E. Tookes, II , for a one-year term expiring at the 2018 Annual Meeting of Shareholders.
FOR each director nominee
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay”.	FOR
4. To approve, on an advisory basis, the frequency of the shareholder vote on the compensation of our named executive officers.	EVERY YEAR
5. To vote on a shareholder proposal to permit shareholder action by written consent.	AGAINST
If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees, "FOR" Proposals 2 and 3, "EVERY YEAR" on Proposal 4 and "AGAINST" on Proposal 5.
If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters on your behalf at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

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Election of Directors (Proposal 1)

ELECTION OF DIRECTORS
(Proposal 1)
Under our By-Laws, directors are elected annually beginning in 2016. Before 2016, directors were elected for three-year terms, typically with one-third of the Board standing for election in any given year. The directors currently serving three-year terms will continue to serve the remainder of their terms. Thereafter, each director will be elected annually when his or her three-year term expires. Directors up for election at the 2017 Annual Meeting will be nominated for one-year terms.
Robert J. Eck, L. Patrick Hassey, Michael F. Hilton, Tamara L. Lundgren, Abbie J. Smith and Hansel E. Tookes, II are currently serving terms that expire at the 2017 Annual Meeting. Upon the recommendation of the Corporate Governance and Nominating Committee (Governance Committee), our Board has nominated Mr. Eck, Mr. Hassey, Mr. Hilton, Ms. Lundgren, Ms. Abbie Smith and Mr. Tookes, for re-election at the 2017 Annual Meeting for one-year terms that expire at the 2018 Annual Meeting.
John M. Berra, Robert A. Hagemann, Luis P. Nieto, Jr., E. Follin Smith and Robert E. Sanchez are currently serving terms that expire at the 2018 Annual Meeting.

Key Facts About Our Board
We strive to maintain a diverse and well-rounded Board that balances the institutional knowledge of tenured directors with the fresh perspectives of new members.
Expertise of Our 11 Directors
Director Diversity and Tenure
Our Board is comprised of short-, mid- and long-tenured directors and has an average tenure of 8.7 years.
(Percentages in pie chart above are rounded to the nearest whole number and, therefore, are not additive)

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Election of Directors (Proposal 1)

Director Criteria, Qualifications and Experience. We believe that each of our directors has the experience, skills, qualities and time to successfully perform his or her duties as a director and contribute to our Company's success. Our directors were nominated because each individual possesses the highest standards of personal integrity and interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our directors, as a group, complement each other and each other’s respective experiences, skills and qualities. Our directors make up a diverse body in terms of age, gender, tenure, ethnic background and professional experience but engender a cohesive body in terms of Board process, collaboration, mutual respect for differing perspectives and commitment to receiving input on all director viewpoints when evaluating critical issues and making important decisions. More information on Ryder's nomination process is set forth in the Corporate Governance and Nominating Committee section under "Board Succession Process for Directors" on page 20.
Director Tenure and Board Refreshment. Board composition and refreshment is a priority for Ryder. The Board believes that it is desirable to maintain a mix of new, experienced and longer-tenured directors. The Board does not believe it should expressly limit a director's tenure, and values the increasing contribution of directors who, over time, have developed deeper insight into the company and its operations. However, to encourage appropriate refreshment and continued qualification of our Board members, our Corporate Governance Guidelines provide that at the time when each director is up for re-election, the continuation of such director on the Board is reviewed.
Other Policies and Practices Related to Director Service.
Retirement Policy. We have a general policy that directors must retire immediately prior to the Annual Meeting closest to the date the director turns 72, which the Board has authority to waive in individual cases if the best interests of the Company would be served by such waiver.
Limits on Other Directorships. To ensure our directors have adequate time to serve on our Board, we permit service on no more than four other public company boards (or two other public company boards for our Chief Executive Officer (CEO)/Chair). No director currently serves on more than three other company boards and our CEO serves on one other public company board. We have determined that each director nominee and director continuing in office has the adequate time to serve on our Board, carry out his or her duties and provide valuable service to the Company in his or her role as a director.
Meeting Attendance Requirements. Directors are expected to regularly attend Board and committee meetings. Directors who fail to attend at least 75% of Board and committee meetings for two consecutive years must submit a letter of resignation, which the Board will determine whether to accept, taking into account the recommendation of the Governance Committee. All of our directors met the meeting attendance requirements in 2016.
Resignation upon Change in Status. The Board also requires directors to submit a letter of resignation upon a substantial change in the nature of the director's employment or other significant responsibilities since the time of his or her election. The Board, upon review and recommendation by the Governance Committee, will determine whether the circumstances are consistent with the criteria for Board membership and whether it is appropriate for a director to continue service on the Board.
Impairment of Ability to Serve. Directors who experience any other change in circumstances that may impair their ability to effectively serve on the Board, or that could result in negative attention to the Company or director, are required to immediately notify the Company and may be asked by the Board to submit a letter of resignation.
Each director’s principal occupation and other pertinent information about his or her particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director appears on the following pages.
If you are a beneficial shareholder and do not give your nominee instructions, your nominee does not have the ability to vote in favor or against the director nominees. We therefore urge you to return your proxy card and vote your shares on this proposal.
The Board recommends a vote FOR the election of each director nominee.

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Election of Directors (Proposal 1)

DIRECTOR NOMINEES
FOR A TERM OF OFFICE EXPIRING AT THE 2018 ANNUAL MEETING

Robert J. Eck

CURRENT PRINCIPAL OCCUPATION:
President and Chief Executive Officer of Anixter International, Inc. (Anixter), a global distributor of network and security solutions, electrical and electronic solutions, and utility power solutions with $7.5 billion in annual revenue. He also serves as President and Chief Executive Officer of Anixter Inc., a subsidiary of Anixter. Mr. Eck has held both positions since 2008.
DESCRIPTION OF BUSINESS EXPERIENCE:
From 2007 to 2008, Mr. Eck served as Executive Vice President and Chief Operating Officer of Anixter. Prior to that position, Mr. Eck served as Executive Vice President of Enterprise Cabling and Security Solutions for Anixter from 2004 to 2007. In 2003, he served as Senior Vice President of Physical Security Products and Integrated Supply of Anixter Inc. Mr. Eck joined Anixter in 1989 and has held roles of increasing responsibility in strategy, supply chain management, sales and marketing, and human resources.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Anixter International, Inc.
QUALIFICATIONS:
The Board nominated Mr. Eck as a director because of his leadership experience and expertise in supply chain management, domestic and international operations, and marketing and business development, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Eck has leadership experience as President and Chief Executive Officer of a global public company. He also has experience as a director on a global public company board.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Eck's nomination, the Board considered Mr. Eck's current role as CEO of another public company and service on the board of his company. Mr. Eck was renominated based on his qualifications listed above, his valuable significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: May 2011
Committees: - Compensation - Finance
Age: 58

L. Patrick Hassey

CURRENT PRINCIPAL OCCUPATION:
Served as Chairman and Chief Executive Officer of Allegheny Technologies Incorporated (ATI), a global leader in the production of specialty materials until he retired in May 2011.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Hassey also served as President of ATI until August 2010. He became Chairman in 2004 and President and Chief Executive Officer in 2003. Mr. Hassey served as an outside management consultant to ATI executive management. Before joining ATI, Mr. Hassey served as Executive Vice President and member of the corporate executive committee of Alcoa, Inc. from May 2000 until his early retirement in February 2003. He served as Executive Vice President of Alcoa and Group President of Alcoa Industrial Components from May 2000 to October 2002. Prior to May 2000 to October 2002. Prior to May 2000, Mr. Hassey served as Executive Vice President of Alcoa and President of Alcoa Europe, Inc.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Kaiser Aluminum Corporation
 • A past director of Alpha Natural Resources, Inc. (until August 2016)
QUALIFICATIONS:
The Board nominated Mr. Hassey as a director because of his leadership experience and expertise in global operations and oversight of large and diverse business units, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hassey has leadership experience as President and Chief Executive Officer of a global public company. He also has experience as a director on global public company boards, including serving as board chair and member of audit and compensation committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hassey's nomination, the Board considered Mr. Hassey's current service on the board of another public company. Mr. Hassey was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: December 2005
Committees: - Compensation - Corporate Governance & Nominating
Age: 71

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Election of Directors (Proposal 1)

Michael F. Hilton

CURRENT PRINCIPAL OCCUPATION:
President and Chief Executive Officer of Nordson Corporation, a position he has held since he joined Nordson in 2010. Nordson engineers, manufactures and markets products and systems used for dispensing adhesives, coatings, sealants, biomaterials and other materials in a wide variety of end markets.
DESCRIPTION OF BUSINESS EXPERIENCE:
Prior to joining Nordson, Mr. Hilton served as Senior Vice President and General Manager of Air Products & Chemicals, Inc. from 2007 until 2010 with specific responsibility for leading the company's global Electronics and Performance Materials segment. Mr. Hilton joined Air Products in 1976, where he held roles of increasing responsibility in a variety of staff, management and operations positions. Air Products serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, equipment and services.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Nordson Corporation
• Lincoln Electric
QUALIFICATIONS:
The Board nominated Mr. Hilton as a director because of his leadership experience and expertise in global operations, business to business marketing, and oversight of large and diverse business units, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hilton has leadership experience as a Chief Executive Officer of a global public company. He also has experience as a director on global public company boards, including serving on audit and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hilton's nomination, the Board considered Mr. Hilton's current role as CEO of another public company and service on the board of his company and one other public company. Mr. Hilton was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2012
Committees: - Compensation - Corporate Governance & Nominating
Age: 62

Tamara L. Lundgren

CURRENT PRINCIPAL OCCUPATION:
President and Chief Executive Officer of Schnitzer Steel Industries, Inc., a position she has held since 2008. Schnitzer Steel is one of the largest manufacturers and exporters of recycled ferrous metal products in the United States with $1.5 billion in annual revenue and more than 100 operating facilities in the U.S., Puerto Rico and Canada.
DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Lundgren joined Schnitzer Steel in 2005 as Chief Strategy Officer and subsequently served as Executive Vice President and Chief Operating Officer from 2006 until 2008. Prior to joining Schnitzer Steel, Ms. Lundgren was a managing director at JP Morgan Chase in London and managing director at Deutsche Bank AG in New York and London. Before joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington D.C.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Schnitzer Steel Industries
OTHER RELEVANT EXPERIENCE:
 • Board Chair of the Federal Reserve Bank of San Francisco, Portland Branch
 • Compensation Committee Chair and Executive Committee member of the U.S. Chamber of Commerce
QUALIFICATIONS:
The Board nominated Ms. Lundgren as a director because of her leadership experience and expertise in global operations, strategy, finance and corporate law, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Lundgren has leadership experience as President and Chief Executive Officer of a global public company. She also has experience as a director on a global public company board.
The Board has determined that Ms. Lundgren qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Lundgren's nomination, the Board considered Ms. Lundgren's current role as CEO of another public company and service on the board of her company. Ms. Lundgren was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: October 2012
Committees: - Audit - Corporate Governance & Nominating
Age: 59

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Election of Directors (Proposal 1)

Abbie J. Smith

CURRENT PRINCIPAL OCCUPATION:
Boris and Irene Stern Distinguished Service Professor of Accounting at the University of Chicago Booth School of Business.
DESCRIPTION OF BUSINESS EXPERIENCE:
Ms. Smith joined their faculty in 1980 upon completion of her Ph.D. in Accounting at Cornell University. The primary focus of her research is corporate restructuring, transparency and corporate governance. She was nominated for a 2005 Smith Breeden Prize for her publication in The Journal of Finance and has received a Marvin Bower Fellowship from the Harvard Business School, a McKinsey Award for Excellence in Teaching and a GE Foundation Research Grant.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Dimensional Investment Group Inc.
 • DFA Investment Dimensions Group Inc.
 • HNI Corporation
OTHER RELEVANT EXPERIENCE:
• Trustee of certain Chicago-based UBS Funds
QUALIFICATIONS:
The Board nominated Ms. Smith as a director because of her leadership experience and expertise in business, accounting and corporate governance, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has an accomplished educational background with extensive academic and teaching experience in business, accounting and corporate governance. She also has experience as a director on global public company boards, including serving as lead independent director and member of audit and governance committees.
The Board has determined that Ms. Smith qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's current role as a professor of a distinguished university and service on the board of three other public companies. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2003
Committees: - Audit - Finance
Age: 63

Hansel E. Tookes, II

CURRENT PRINCIPAL OCCUPATION:
Served as President of Raytheon International until he retired from Raytheon Company in December 2002. ------------------------------------------------------------------------------------------------------------------------------------DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Tookes joined Raytheon in September 1999 as President and Chief Operating Officer of Raytheon Aircraft Company. He was appointed Chief Executive Officer in January 2000, Chairman in August 2000 and became President of Raytheon International in May 2001. Prior to joining Raytheon in 1999, Mr. Tookes served as President of Pratt & Whitney's Large Military Engines Group since 1996. He joined Pratt & Whitney's parent company, United Technologies Corporation, in 1980. Mr. Tookes was a Lieutenant Commander and military pilot in the U.S. Navy and later served as a commercial pilot with United Airlines.
OTHER PUBLIC BOARD MEMBERSHIPS:
• Corning Incorporated
• Harris Corporation
• NextEra Energy, Inc. (formerly FPL Group, Inc.)
QUALIFICATIONS:
The Board nominated Mr. Tookes as a director because of his leadership experience and expertise in global operations, the transportation industry, the U.S. military and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Tookes has leadership experience in positions of executive oversight and senior management at global public companies. He also has experience as a director on global public company boards, including serving as governance committee chair and member of audit, compensation, finance and executive committees.
The Board has determined that Mr. Tookes qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Tookes' nomination, the Board considered Mr. Tookes current service on the board of three other public companies. Mr. Tookes was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: September 2002 Lead Independent Director
Committees: - Audit - Corporate Governance & Nominating (Chair)
Age: 69

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Election of Directors (Proposal 1)

DIRECTORS CONTINUING IN OFFICE

John M. Berra

CURRENT PRINCIPAL OCCUPATION:
Served as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and Executive Vice President of Emerson Electric Company, until he retired in October 2010. -----------------------------------------------------------------------------------------------------------------------------------DESCRIPTION OF BUSINESS EXPERIENCE:
Prior to October 2008, Mr. Berra served as President of Emerson Process Management. He joined Emerson's Rosemount division as a marketing manager in 1976 and continued assuming more prominent roles in the organization until 1997 when he was named President of Emerson's Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • National Instruments Corporation
QUALIFICATIONS:
The Board nominated Mr. Berra as a director because of his leadership experience and expertise in global marketing, operations and technology/engineering, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Berra has leadership experience in positions of executive oversight and senior management in a global public company with a diversified business. He also has experience as a director on a global public company board, including serving on audit, compensation and governance committees.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Berra's nomination, the Board considered Mr. Berra's current service on the board of another public company. Mr. Berra was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2003
Committees: - Compensation - Finance
Age: 69
Robert A. Hagemann

CURRENT PRINCIPAL OCCUPATION:
Served as Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until he retired in 2013.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Hagemann joined Quest’s predecessor, Corning Life Sciences, Inc., in 1992, and held roles of increasing responsibility until he was named Chief Financial Officer of Quest in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He also held various positions in corporate accounting and audit at Merrill Lynch and Company and Ernst & Young.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Graphic Packaging Holding Company
 • Zimmer Biomet Holdings, Inc.
QUALIFICATIONS:
The Board nominated Mr. Hagemann as a director because of his leadership experience and expertise in finance/accounting, business development, strategy, supply chains and government contracting, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Hagemann has leadership experience as Chief Financial Officer of a global public company. He also has experience as a director on global public company boards, including serving on audit, compensation and research/innovation/technology committees.
The Board has determined that Mr. Hagemann qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Hagemann's nomination, the Board considered Mr. Hagemann's current service on the board of two other public companies. Mr. Hagemann was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: August 2014
Committees: - Audit (Chair) - Finance
Age: 60

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Election of Directors (Proposal 1)

Luis P. Nieto, Jr.

CURRENT PRINCIPAL OCCUPATION:
Served as President of the Consumer Foods Group for ConAgra Foods Inc. from 2007 until he retired in 2009.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Nieto joined ConAgra in 2005 and held various leadership positions, including President of the Meats Group and Refrigerated Foods Group. ConAgra is one of the largest packaged food companies in North America. Prior to joining ConAgra, Mr. Nieto was President and Chief Executive Officer of the Federated Group, a leading private label supplier to the retail grocery and foodservice industries, from 2005 to 2002. From 2000 to 2002, he served as President of the National Refrigerated Products Group of Dean Foods Company. Prior to joining Dean Foods, Mr. Nieto held positions in brand management and strategic planning with Mission Foods, Kraft Foods and the Quaker Oats Company. Mr. Nieto is the President of Nieto Advisory LLC, a consulting firm and is affiliated with Akoya Capital Partners.
OTHER PUBLIC BOARD MEMBERSHIPS:
• AutoZone, Inc.
QUALIFICATIONS:
The Board nominated Mr. Nieto as a director because of his leadership experience and expertise in finance, operations, supply chains, brand management, marketing and strategic planning, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Nieto has leadership experience in positions of executive oversight and senior management at a global public company. He also has experience as a director on a global public company board, including serving on audit and governance committees.
The Board has determined that Mr. Nieto qualifies as an audit committee financial expert.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Nieto's nomination, the Board considered Mr. Nieto's current service on the board of two other public companies. Mr. Nieto was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: February 2007
Committees: - Audit - Finance (Chair)
Age: 61
Robert E. Sanchez

CURRENT PRINCIPAL OCCUPATION:
Chair and Chief Executive Officer of Ryder System, Inc.
DESCRIPTION OF BUSINESS EXPERIENCE:
Mr. Sanchez was appointed Chair of Ryder's Board in May 2013. He was appointed President and Chief Executive Officer in January 2013, at which time he was also elected to Ryder's Board. Mr. Sanchez joined Ryder in 1993 and has served in positions of increasing responsibility, including a broad range of leadership positions in Ryder's business segments. Mr. Sanchez served as President and Chief Operating Officer from February 2012 to December 2012. Prior to that position, he served as President of Global Fleet Management Solutions, Ryder's largest business segment, from September 2010 to February 2012. Mr. Sanchez also served as Executive Vice President and Chief Financial Officer from October 2007 to September 2010; as Executive Vice President of Operations, U.S. Fleet Management Solutions from October 2005 to October 2007; and as Senior Vice President and Chief Information Officer from January 2003 to October 2005. Mr. Sanchez has been a member of Ryder's Executive Leadership team since 2003.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • Texas Instruments
OTHER RELEVANT EXPERIENCE:
 • Member of the Board of Directors of the Truck Renting and Leasing Association
QUALIFICATIONS:
The Board nominated Mr. Sanchez as a director because of his leadership experience and expertise in transportation, supply chains/logistics, global operations, finance and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Mr. Sanchez serves as Ryder's Board Chair and Chief Executive Officer. He has leadership experience based on years of broad-based, diverse senior management experience at Ryder, including serving as President and Chief Operating Officer, Division President of Ryder's largest business segment, Chief Financial Officer and Chief Information Officer. He also has experience as a director on a global public company board, including serving as compensation committee chair.
Consistent with our policies and practices related to director service, in making a determination as to Mr. Sanchez's nomination, the Board considered Mr. Sanchez's current role as CEO of Ryder and service on the board of another public company. Mr. Sanchez was renominated based on his qualifications listed above, his valuable, significant contributions to the Board and Company and his demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: January 2013
Board Chair
Age: 51

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Election of Directors (Proposal 1)

E. Follin Smith

CURRENT PRINCIPAL OCCUPATION:
Served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Constellation Energy Group, Inc., then the nation's largest competitive supplier of electricity to large commercial and industrial customers and the nation's largest wholesale power seller, until May 2007. Ms. Smith joined Constellation Energy Group as Senior Vice President, Chief Financial Officer in June 2001 and was appointed Chief Administrative Officer in December 2003.
DESCRIPTION OF BUSINESS EXPERIENCE:
Before joining Constellation Energy Group, Ms. Smith was Senior Vice President and Chief Financial Officer of Armstrong Holdings, Inc., the global leader in hard-surface flooring and ceilings. Prior to joining Armstrong, Ms. Smith held various senior financial positions with General Motors, including Chief Financial Officer for General Motors’ Delphi Chassis Systems division.
OTHER PUBLIC BOARD MEMBERSHIPS:
 • A past director of Kraft Foods Group (until July 2015)
 • A past director of Discover Financial Services (until May 2014)
QUALIFICATIONS:
The Board nominated Ms. Smith as a director based on her leadership experience and expertise in finance, human resources, risk management, legal and information technology, which the Board finds to be valuable skills that complement the other skills represented on our Board. In addition, Ms. Smith has leadership experience serving as Chief Financial Officer and Chief Administrative Officer of global public companies. She also has experience as a director on other global public company boards, including serving on audit, governance and risk committees.
Consistent with our policies and practices related to director service, in making a determination as to Ms. Smith's nomination, the Board considered Ms. Smith's past experience as a CFO and service on other company boards. Ms. Smith was renominated based on her qualifications listed above, her valuable, significant contributions to the Board and Company and her demonstrated willingness and ability to commit adequate time and attention to all Board matters.

Director since: July 2005
Committees: - Compensation (Chair) - Corporate Governance & Nominating
Age: 57

CORPORATE GOVERNANCE
We maintain a Corporate Governance page in the Investors area of our website at http://investors.ryder.com, which includes our Corporate Governance Guidelines and the following additional materials relating to corporate governance:

•	Principles of Business Conduct

•	Committee charters

•	Board - background and experience

•	Board committees - current members

•	How to contact our directors
The Corporate Governance Guidelines set forth our governance principles relating to, among other things:

•	The Board's annual strategic direction review

•	Director independence (including our director independence standards)

•	Director qualifications and responsibilities

•	Board and leadership structure; director resignation policy

•	Director compensation

•	CEO and senior management succession

•	CEO evaluation and compensation

•	Board and committee evaluations
The Principles of Business Conduct apply to our officers, employees and Board members and cover all areas of professional conduct including conflicts of interest, confidentiality, compliance with law and mechanisms to report known or suspected wrongdoing. Any changes to these documents will be posted on our website. Any waivers to our Principles of Business Conduct for Board members or our executive officers granted by the Governance Committee will be posted on our website or disclosed in a public filing made with the Securities and Exchange Commission (SEC).

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Board of Directors

BOARD OF DIRECTORS
Independence
It is our policy that a substantial majority of the members of our Board and all of the members of our Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance Committee qualify as independent under the New York Stock Exchange (NYSE) corporate governance listing standards.
To assist it in making independence determinations, our Board has adopted director independence standards, which are included as part of our Corporate Governance Guidelines. Please see Appendix A of this proxy statement for the full text of the director independence standards. Our director independence standards set forth certain transactions or relationships that the Board determined will not, by themselves, be deemed to create a material relationship for the purpose of determining director independence. However, the Board will consider all relationships and transactions with our directors, even those that meet these standards, to determine whether the particular facts or circumstances of the relationship or transaction would impair the director's independence.
2017 Independence Review
In preparation for our 2017 Annual Meeting, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is performed in accordance with our Corporate Governance Guidelines and is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us or members of our senior management.
In the ordinary course of business, transactions may occur between us and entities with which some of our directors are or have been affiliated. In connection with its evaluation of director independence, our Board identified and reviewed several transactions that occurred during 2016 between us and companies where our directors or family members of our directors serve as executive officers.
Specifically, Mr. Eck, Mr. Hilton and Ms. Lundgren serve as executives of companies that lease vehicles or receive other services from us, or provide services or products to us, such as maintenance equipment or parts. We reviewed each of these commercial relationships and found that all transactions between us and the relevant companies were made in the ordinary course of business and negotiated at arm’s length. Furthermore, each of these commercial relationships was well below the threshold set forth in our director independence standards (i.e., one percent of such other company’s consolidated gross revenues for such year or $1 million, whichever is greater). As a result, our Board determined that none of these commercial relationships impaired the independence of the relevant director.
Additionally, the Board reviewed charitable donations and contributions made by the Company to tax-exempt organizations where our directors serve as a trustee or director. Specifically, Ms. Lundgren serves on the board of a tax-exempt organization to which the Company makes or has made contributions. We reviewed this relationship and found that all contributions made by the Company were made in the ordinary course, at arm’s length and consistent with our policies and procedures. Furthermore, this relationship was below the threshold set forth in our director independence standards (i.e., one percent of such organization’s consolidated gross revenues for such year or $250,000, whichever is greater). As a result, our Board determined that this relationship does not impair Ms. Lundgren's independence.
Based on its independence review and after considering the transactions described above, the Board determined that each of the following directors (which together constitute all members of the Board other than Mr. Sanchez) is independent: John M. Berra, Robert J. Eck, Robert A. Hagemann, L. Patrick Hassey, Michael F. Hilton, Tamara L. Lundgren, Luis P. Nieto, Jr., Abbie J. Smith, E. Follin Smith and Hansel E. Tookes, II.

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Board of Directors

Shareholder Engagement and Communications with the Board
Shareholder Engagement. Our Board and management are committed to engaging with our shareholders and obtaining their views and input on performance, governance, executive compensation and any other matters important to our shareholders.
Board-Driven Engagement and Board Reporting. Our Governance Committee oversees the shareholder engagement process and reviews and assesses shareholder input. As part of this process, the Committee regularly provides updates to the full Board on shareholder engagement efforts and feedback.

Monitor, Assess and Communicate

- Our Board assesses and monitors:
  - Shareholder voting results for Ryder and at other peer companies
  - Shareholder governance and proxy voting policies
  - Investor sentiment
  - Emerging trends in governance, executive compensation and other matters
  - Ryder governance policies and practices
- Ryder communicates changes in our policies and procedures to our shareholders

Outreach and Engagement

- Ryder's CEO/Board Chair, CLO/Corporate Secretary and/or VP of Strategy/IR regularly meet with shareholders to actively solicit input on a range of issues
- Other Board members, such as our Lead Independent Director or a Committee Chair, may participate as appropriate
- All feedback is reviewed with Governance Committee and full Board

Evaluate and Respond

- Shareholder input is integral to our Board's continuous improvement of governance and executive compensation practices
- When evaluating input, our Board identifies consistent themes, viewpoints and concerns raised by shareholders
- Our Board responds with appropriate enhancements to policy, practices and disclosures, and continues shareholder dialogue when needed

Year-Round Engagement. Ryder conducts routine shareholder outreach, so that the Board and Company remain informed on the issues that our shareholders tell us matter most to them. Annually, we reach out to approximately our top 50% of shareholders (or more) to discuss Ryder's corporate governance and compensation profile and any other shareholder concerns. We reach out to our top shareholders to gain feedback prior to making any material governance changes or when we are considering whether to support or enact provisions requested in a shareholder proposal.
Engagement Participants. Our Board Chair and CEO, Chief Legal Officer and Corporate Secretary, and/or Vice President of Corporate Strategy and Investor Relations participate in meetings with shareholders. When appropriate, other Board members, including our Lead Independent Director and Governance Committee Chair, participate in the meetings. For instance, in the past, our Lead Independent Director and Governance Committee Chair have participated in shareholder engagement meetings when we were considering material governance changes requested by shareholders, implementing shareholder feedback or when requested by certain shareholders.

Summary of Ryder's 2016 Shareholder Engagement
s	During the Summer and Fall of 2016, we sought feedback from shareholders holding over 50% of our shares, including our top 20 shareholders, on Ryder's governance and compensation profile.
s	We received substantive feedback from shareholders holding nearly 20% of our shares.
s
No significant concerns were noted by shareholders who provided us with feedback. Shareholders we heard from indicated they were pleased with Ryder's governance changes and Board responsiveness over the last few years.

s	We also hosted our first Investor Day in 2016, during which our management team interacted directly with our shareholders regarding our management, performance and short- and long-term strategy.

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Board of Directors

Transparency and Informed Governance Enhancements. Our Governance Committee and full Board regularly review our governance practices and policies with an eye toward continual improvement. In addition to considering shareholder feedback obtained through our engagement process, our Board regularly reviews the voting results of our shareholder meetings, governance and proxy voting policies of our shareholders who publish their policies, other published materials reflecting shareholder views, governance practices of our peers and other companies similar in size to Ryder (such as Fortune 500 and S&P 500 companies), and current trends in corporate governance.

Actions Taken as a Direct Result of Our Shareholder Engagement
s	Implemented a balanced proxy access right in 2016
s	Commenced annual director elections beginning in 2016
s	Adopted double-trigger vesting upon a change of control in our Equity Plan in 2016 (eliminating our single-trigger vesting provisions)
s	Lowered our general voting standard to a majority of votes cast
s
Eliminated supermajority voting provisions regarding removal of directors, amendment of certain provisions of our Articles of Incorporation and By-Laws and approval of certain business combinations with interested shareholders

s	Began disclosing our political contributions policy and annual direct corporate contributions to political candidates on our website
s	Periodically update our corporate sustainability report
Shareholder Communications with the Board. Shareholders and other interested parties can communicate with our independent directors as a group through an external toll-free hotline number at 1-800-815-2830 (7 days a week/24 hours a day), through the Corporate Governance page in the Investors area of our website at http://investors.ryder.com, or by mailing their communication to Independent Directors, c/o Corporate Secretary, Ryder System, Inc., 11690 N.W. 105th Street, Miami, Florida 33178. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to our independent directors. The Corporate Secretary will not forward spam, junk mail, mass mailings, service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials to the independent directors. Correspondence relating to some of these matters, such as service issues, may be distributed internally for review and possible response. The procedures for communicating with our independent directors as a group are available in the Investors area of our website at http://investors.ryder.com, on the Corporate Governance page.
Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal control, financial improprieties or auditing matters. Any of our employees or members of the general public may confidentially communicate concerns about any of these matters to any supervisor or manager, the Chief Legal Officer, the Vice President of Internal Audit or the Chief Compliance Officer, or on a confidential and/or anonymous basis by way of a third party toll-free hotline number (1-800-815-2830) and web-based portal (https://ryder.alertline.com), via e-mail at ethics@ryder.com, or to members of our Audit Committee at audit@ryder.com. All of the reporting mechanisms are publicized in the Investors area of our website at http://investors.ryder.com, in our Principles of Business Conduct, through in person and on-line compliance training and location posters. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal control, financial improprieties or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee. A summary of all complaints, of whatever type, received through the reporting mechanisms are reported to the Audit Committee at each regularly-scheduled Audit Committee meeting. Matters requiring immediate attention are promptly forwarded to the Chair of the Audit Committee.

Board Meetings
The Board held six regular meetings and one special meeting in 2016. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and committees on which the director served in 2016. Our independent directors meet in outside directors session without management present as part of each regularly-scheduled Board meeting. Our Lead Independent Director presides over these outside directors sessions.
We expect our directors to attend our Annual Meeting of Shareholders. All of our directors attended the 2016 Annual Meeting.

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Board of Directors

Board Leadership Structure
Ryder combines the positions of CEO and Board Chair. Ryder believes that the CEO, as a Company executive, is in the best position to fulfill the Chair’s responsibilities, including those related to identifying emerging issues facing Ryder, communicating essential information to the Board about Ryder’s performance and strategies, and proposing agendas for the Board.
Ryder believes that its Board leadership structure is enhanced by the independent leadership provided by our Lead Independent Director. The Board has developed the role of a strong Lead Independent Director to facilitate and strengthen the Board’s independent oversight of Company performance, strategy and succession planning, and uphold effective governance standards. Ryder’s Corporate Governance Guidelines establish that the Board members shall appoint a Lead Independent Director every five years, although the Board has discretion to deviate from this cycle when it is in the best interests of the Company to do so. Our current Lead Independent Director is Hansel E. Tookes, II, who has served in the position since 2015. The Lead Independent Director’s duties are listed in our Corporate Governance Guidelines.

Lead Independent Director Duties and Practices
s	Presides at all meetings of the Board at which the Chair is not present, including outside directors sessions of the independent directors (which are held at every regular meeting)
s	Serves as the liaison between the CEO/Chair and the independent directors
s	Serves as the liaison between the Board and management to ensure the Board obtains the materials and information it needs
s	Requests and previews information sent to the Board, as necessary
s	Develops meeting agendas for the Board, in collaboration with the Chair and Chief Legal Officer, to ensure that topics requested by the independent directors are included
s	Has authority to call meetings of the independent directors
s	Is available for consultation and direct communication with shareholders to discuss concerns and expectations, upon request
s	Engages with other independent directors to identify matters for discussion at outside directors sessions
s	Oversees annual CEO evaluation
s	In addition, our Lead Independent Director, who also serves as our Governance Committee Chair, oversees the Board’s annual evaluation process and the search process for new director candidates

Board Committees
The Board has four standing committees - Audit, Compensation, Corporate Governance and Nominating, and Finance. All of the committees are composed entirely of independent directors who meet in outside directors session without management present as part of each regularly-scheduled committee meeting. Each committee evaluates its performance annually. The table below provides current membership and 2016 meeting information for each committee:
We have adopted written charters that set forth each committee’s responsibilities, and provide for periodic review of each charter and annual evaluation of each committee’s performance. The charters grant each committee the authority to obtain the advice and assistance of, and receive appropriate funding from us for, outside legal, accounting or other advisors as a committee deems necessary to fulfill its obligations. The specific powers and responsibilities of the committees are set forth in more detail in their charters, which are available in the Investors area of our website at http://investors.ryder.com, on the Corporate Governance page.
At the end of each year, the committees review and approve agenda schedules for the following year. The agenda schedules outline the various topics the committees will consider during the year to ensure they adequately fulfill their committee charter responsibilities. The committees consider other topics during the year as needed to fulfill their responsibilities. Our Chief Legal Officer works closely with the Board Chair, Lead Independent Director and committee Chairs to ensure that information presented to the committees with respect to items discussed and/or approved is clear and comprehensive.

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Audit Committee

AUDIT COMMITTEE
Members

Robert A. Hagemann (Chair)	Tamara L. Lundgren	Luis P. Nieto, Jr.	Abbie J. Smith	Hansel E. Tookes, II

Key Responsibilities
t	Appointing, overseeing and determining the compensation and independence of our independent registered certified public accounting firm
t	Approving the scope of the annual audit and the related audit fees
t	Reviewing the scope of internal audit's activities and performance of the internal audit function
t	Reviewing and discussing the adequacy/effectiveness of internal control over financial reporting with internal audit and the independent registered certified public accounting firm
t	Overseeing investigations into accounting and financial complaints and Ryder's global compliance program
t	Reviewing audit results, financial disclosures and earnings guidance
t	Reviewing, discussing and overseeing the process by which the Company assesses and manages risk
t	Reviewing and overseeing matters relating to accounting, auditing and financial reporting practices and policies

Independence and Financial Expertise
t	All members are independent
t	All members are financial experts
Audit Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Controller, Vice President of Internal Audit, Chief Legal Officer, Chief Compliance Officer and representatives of our independent registered certified public accounting firm participate in Audit Committee meetings, as necessary and appropriate, to assist the Audit Committee in its discussion and analysis of the various agenda items. The Audit Committee also meets individually with our Chief Financial Officer, Vice President of Internal Audit and representatives of our independent registered certified public accounting firm at every regularly-scheduled Audit Committee meeting (other than telephonic meetings); meets individually with our Controller and Chief Compliance Officer at least once per year; and meets individually with our Chief Legal Officer as needed throughout the year.
Independence and Financial Expertise
The Board reviewed the background, experience and independence of the Audit Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Audit Committee:

•	meets the independence requirements of the NYSE’s corporate governance listing standards and our director independence standards;

•	meets the enhanced independence standards for audit committee members required by the SEC;

•	is financially literate, knowledgeable and qualified to review financial statements; and

•	qualifies as an “audit committee financial expert” under SEC rules.

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Compensation Committee

COMPENSATION COMMITTEE
Members

E. Follin Smith (Chair)	John M. Berra	Robert J. Eck	L. Patrick Hassey	Michael F. Hilton

Key Responsibilities
t	Overseeing, reviewing and approving our executive and director compensation plans, policies and programs
t	Considering industry trends, benchmark data and whether compensation actions support key business objectives and pay for performance philosophy
t	Approving compensation actions for direct reports to the CEO and recommending compensation actions for the CEO for consideration by the independent directors
t
Reviewing and discussing the results of the shareholder advisory vote on executive compensation (and the frequency of such vote) and considering whether to recommend any adjustments to policies and practices based on the vote results

t	Reviewing and assessing compensation policies from a risk management perspective
t	Overseeing the preparation of the Compensation Discussion and Analysis and determining whether to recommend it for inclusion in this proxy statement

Independence
t	All members are independent
Compensation Committee Processes and Procedures
Meetings.  The Chief Human Resources Officer, Vice President - Global Compensation, Benefits and HRIS, Vice President and Deputy General Counsel, and, when requested, the CEO, participate in Compensation Committee meetings, as necessary and appropriate, to assist the Compensation Committee in its discussion and analysis of the various agenda items. These individuals are generally excused from the meetings as appropriate, including for discussions regarding their own compensation.
Authority, Role of Management and Delegation.    The Compensation Committee is responsible for reviewing and approving all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee, with input from the CEO, is responsible for setting the compensation of all other named executive officers. Our independent directors, acting as a group, are responsible for setting CEO compensation based on recommendations from the Compensation Committee. Pursuant to the terms of its charter, the Compensation Committee may delegate all or a portion of its responsibilities relating to retirement plans to the Company's Retirement Committee. For additional discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive compensation, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 34 of this proxy statement.
Use of Compensation Consultants.    The Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors to assist it in fulfilling its responsibilities. During 2016, the Committee again retained Frederic W. Cook & Co. (Cook) to serve as its independent compensation consultant. For further discussion of the role that Cook played in assisting the Committee in making executive compensation decisions during 2016, please see the discussion under “Compensation Setting Process” in our Compensation Discussion and Analysis on page 34 of this proxy statement.
Compensation Committee Interlocks and Insider Participation.    During the fiscal year ended December 31, 2016, John M. Berra, Robert J. Eck, L. Patrick Hassey, Michael F. Hilton and E. Follin Smith served as Compensation Committee members. None of these directors was, during 2016, an officer or employee of Ryder, or was formerly an officer of Ryder. There were no transactions in 2016 between us and any directors who served as Compensation Committee members for any part of 2016 that would require disclosure by Ryder under SEC rules requiring disclosure of certain relationships and related party transactions.
Independence
The Board reviewed the background, experience and independence of the Compensation Committee members based in part on the directors’ responses to a questionnaire relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee meets the independence requirements of the NYSE’s corporate governance listing standards, including the additional independence requirements specific to compensation committee members, and our director independence standards.

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Corporate Governance and Nominating Committee

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
Members

Hansel E. Tookes, II (Chair)	L. Patrick Hassey	Michael F. Hilton	Tamara L. Lundgren	E. Follin Smith

Key Responsibilities
t	Identifying and recommending qualified individuals to serve as directors
t	Reviewing the qualifications of director candidates, including those recommended by our shareholders pursuant to our By-Laws
t	Recommending to the Board the nominees to be proposed by the Board for election as directors at our Annual Meeting of Shareholders
t	Recommending the size, structure, composition and functions of Board committees
t	Reviewing and recommending changes to the charters of each committee of the Board
t	Designing and overseeing the Board and committee evaluation processes as well as the annual CEO evaluation process
t	Reviewing and recommending changes to our Corporate Governance Guidelines and Principles of Business Conduct and overseeing and approving governance practices of the Company and Board
t	Reviewing and overseeing the process by which the Board identifies and prepares for a crisis
t	Overseeing the Company's charitable contributions, political activities, environmental and safety performance, and diversity efforts

Independence
t	All members are independent
Corporate Governance and Nominating Committee Processes and Procedures
Meetings. Our Chief Legal Officer, and when requested, our Chief Executive Officer, participate in Governance Committee meetings, as necessary and appropriate, to assist the Governance Committee in its discussion and analysis of the various agenda items.

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Corporate Governance and Nominating Committee

Board Succession Process for Directors
Our Governance Committee seeks to build and maintain an experienced, effective, well-rounded and diverse Board exemplifying sound judgment and integrity that operates collaboratively. Below is a summary of our process for identifying director candidates:

Independent directors create "wish list" of skills/experience and compare to skills of current directors (Board Composition Matrix)
Engage experienced director search firm
Review Board recommendations
Review shareholder recommendations
Candidate pool
In-depth review
• Review experience, skills, expertise and professional background
• Seek qualified candidates who are diverse
• Evaluate availability given other professional and personal obligations
• Screen qualifications
• Meet with directors
Recommend selected candidates for appointment to our Board
Results
5 Shareholder-approved new directors since 2011

Identifying and recommending individuals for nomination, election or re-election to our Board is a principal responsibility of our Governance Committee. The Committee carries out this function through an ongoing, year-round process, which includes the annual evaluation of our Board and committees. Each director candidate is evaluated by the Governance Committee based on his or her individual merits, taking into account our Company's needs and the composition of our Board.
The Governance Committee will seek to identify individuals who would qualify as independent under applicable NYSE listing standards and our director independence standards, and who are independent of any particular constituency. The Governance Committee may, based on the composition of the Board, seek individuals who have specialized skills or expertise, experience as a leader of another public company or major complex organization, or relevant industry experience. The Committee also focuses on what skills are beneficial for service on each committee and for key Board positions, such as Lead Independent Director and committee chairs. Annually, the Committee reviews Board and committee composition and conducts a succession planning process to fill, rotate and refresh those positions.

In identifying individuals to nominate for election to our Board, the Governance Committee seeks candidates that:
•	have a high level of personal integrity and exercise sound business judgment
•	are highly accomplished, with superior credentials, recognition and/or strong senior leadership experience in their respective fields
•	have relevant expertise and experience that is valuable to the business of the Company and its long-term strategy, goals and initiatives
•	have an understanding of, and concern for, the interests of our shareholders
•	have sufficient time to devote to fulfilling their obligations as directors
Board Composition Matrix. The Committee uses a Board Composition Matrix to identify the current skills, experience, expertise and diversity on the Board, and ensure all desired traits are represented by the current Board members. When identifying desired director candidate traits, the Committee seeks out areas that may become underrepresented as a result of Board turnover or where additional skills would enhance the Board's composition. The Committee reviews and updates the Matrix on an ongoing basis, with individual input from all directors, as needed.

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Corporate Governance and Nominating Committee

Retention of Experienced Director Search Firms. Generally, the Governance Committee identifies individuals for service on our Board through the Governance Committee’s retention of experienced director search firms that use their extensive resources and networks to find qualified individuals who meet the qualifications established by the Board. The Governance Committee will also consider qualified candidates who are proposed by other members of the Board, our senior management and, to the extent submitted in accordance with the procedures described below, our shareholders. The Governance Committee will not consider a director candidate unless the candidate has expressed his or her willingness to serve on the Board if elected.
Diversity. The Governance Committee seeks qualified candidates who will assist in making the Board a diverse body variety. Ryder believes that a diverse group of directors brings a broader range of experiences to the Board and generates a greater variety of innovative ideas and perspectives, and, therefore, is in a better position to make complex decisions. In addition, Ryder believes its shareholders appreciate a diverse Board, which is more reflective of the overall investment community and markets we and our customers serve. Currently, 6 of 11 directors are women or minorities, in addition to being highly qualified to serve on our Board.
Shareholders Recommending a Director Candidate to the Governance Committee. If a shareholder would like to recommend a director candidate to the Governance Committee, he or she must deliver to the Governance Committee the same information and statement of willingness to serve described above. In addition, the recommending shareholder must deliver to the Governance Committee a representation that the shareholder owns shares of our common stock and intends to continue holding those shares until the relevant Annual Meeting of Shareholders, as well as a representation regarding the shareholder’s direct and indirect relationship to the suggested candidate. This information should be delivered to us at:
11690 N.W. 105th Street
Miami, Florida 33178
Attention: Corporate Secretary
This information must be delivered to the Governance Committee no earlier than 120 and no later than 90 days prior to the one-year anniversary of the date of the prior year’s Annual Meeting of Shareholders. Any candidates properly recommended by a shareholder will be considered and evaluated in the same way as any other candidate submitted to the Governance Committee.
Upon receipt of this information, the Governance Committee will evaluate and discuss the candidate’s qualifications, skills and characteristics in light of the current composition of the Board. The Governance Committee may request additional information from the recommending party or the candidate in order to complete its initial evaluation. If the Governance Committee determines that the individual would be a suitable candidate to serve as one of our directors, the candidate will be asked to meet with members of the Governance Committee, members of the Board and/or members of senior management, including in each case, our CEO, to discuss the candidate’s qualifications and ability to serve on the Board. Based on the Governance Committee’s discussions and the results of these meetings, the Governance Committee will recommend nominees for election to the Board and the Board will nominate a slate of directors for election by our shareholders at our Annual Meeting (or, if filling a vacancy between Annual Meetings, the Board will elect a nominee to serve on the Board). Pursuant to our Corporate Governance Guidelines, each incumbent director nominee must agree to tender his or her resignation for consideration by the Board if the director fails to receive the required number of votes for re-election in accordance with the By-Laws.
Shareholders Nominating a Director Candidate Through Proxy Access (for Inclusion in the Company's Proxy Materials). Our By-Laws provide for proxy access for director nominations by shareholders. A shareholder, or group of up to 25 shareholders, owning Ryder stock representing an aggregate of at least 3% of our outstanding shares continuously for at least three years, may nominate and include in Ryder's proxy materials director nominees constituting up to 20% of Ryder's Board or 2 directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the proxy access requirements set forth in our By-Laws, including Articles IV and V.
Shareholders Nominating a Director Candidate Without Using the Company's Proxy Materials. If a shareholder would like to nominate one or more directors for election at the Annual Meeting of Shareholders without involving the Governance Committee or following proxy access procedures, it must comply with all requirements set forth in our By-Laws, including Articles IV and V.
Board and Committee Evaluation Process. The Governance Committee has oversight of the annual Board and committee evaluation process and uses feedback from the results of the evaluation to identify directors currently serving on the Board to be renominated for election at the expiration of their terms. Each year, the Governance Committee, led by the Lead Independent Director/Governance Chair, establishes the year's evaluation process, taking into account the Board's needs, how the evaluation was performed the previous year and Governance Committee input. Currently, evaluations alternate each year between open dialogue sessions in Board and committee outside directors sessions, where a list of potential topics is established and distributed

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Corporate Governance and Nominating Committee

to directors beforehand, and a written questionnaire which includes open-ended questions to solicit feedback on Board and committee performance and opportunities for improvement.
The chart below summarizes the 2016 Board and committee evaluation process:

Written Questionnaire

Directors provided feedback by completing an evaluation questionnaire with open-ended questions designed to solicit meaningful feedback.

One-on-One Discussion

As needed, candid, one-on-one discussions were held between the Lead Independent Director/Committee Chairs and outside directors to solicit additional feedback and discuss areas of concern.

Thorough Review of Results

Summary of Board and committee evaluation results reviewed and discussed by the Board and each committee in outside directors sessions.

Feedback Incorporated

Policies and practices updated as appropriate as a result of director feedback.

CEO Evaluation Process. The Governance Committee also oversees the annual CEO evaluation process, which is discussed in the "Evaluating Performance" section on page 34 of the Compensation Discussion and Analysis in this proxy statement.
Crisis Preparedness. Our Board has prepared a crisis preparedness plan for potential crises that could occur, which includes descriptions of potential triggering events, notification protocol, advance preparation, communication plans, resources and a summary of key considerations, implications and risks of each triggering event scenario. Our Governance Committee oversees (in conjunction with the other committees, as necessary) the crisis preparedness plan, and reviews and recommends updates and enhancements to the Board at least annually.

FINANCE COMMITTEE
Members

Luis P. Nieto, Jr. (Chair)	John M. Berra	Robert J. Eck	Robert A. Hagemann	Abbie J. Smith

Key Responsibilities
t	Reviewing our overall financial goals, liquidity position, arrangements and requirements
t	Reviewing, approving and recommending certain capital expenditures, issuances of debt and equity securities, dividend policy, pension contributions and acquisitions
t	Reviewing our relationships with rating agencies, banks and analysts, and reviewing our economic and insurance risk program and tax planning initiatives

Independence
t	All members are independent
Finance Committee Processes and Procedures
Meetings. Our Chief Financial Officer, Treasurer and other members of management including our Vice President of Investor Relations and Strategy, participate in Finance Committee meetings, as necessary and appropriate, to assist the Finance Committee in its discussion and analysis of the various agenda items.

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Risk Management

RISK MANAGMENT
The Board's Role in Risk Oversight
The Company understands that risk is present in its everyday business and organizational strategy and risk-taking is a necessary part of growing and operating a business. Consequently, the Company has implemented an enterprise risk management (ERM) program to provide management and the Board with a robust and holistic top-down view of key risks facing Ryder.
The ERM program is structured so that the Board is ultimately responsible for oversight of our ERM process. The Board executes its duty both directly and through its Audit, Compensation, Governance and Finance Committees. ERM is a Company-wide initiative that involves both the Board and Ryder's management.
Board/Committee Areas of Risk Oversight

Full Board	•	Strategic, financial, competitive and execution risk associated with the annual business operating plan and strategic plan;
	•	Allocation of capital investments;
	•	Major litigation and regulatory matters;
	•	Acquisitions and divestitures;
	•	CEO and executive management succession planning; and
	•	Business conditions and competitive landscape.
Audit Committee	•	Financial matters (including financial reporting, accounting, public disclosure and internal controls), information technology, cybersecurity and ethics and compliance program; and
	•	Major litigation and regulatory matters.
Compensation Committee	•	CEO and executive compensation, equity and incentive-based compensation programs, performance management of officers and director compensation; and
	•	Compensation risk assessment (see "Compensation Risks" on page 43 of the Compensation Discussion and Analysis).
Governance Committee	•	Board effectiveness and organization, corporate governance, CEO evaluation process and director succession planning; and
	•	Reputational risks relating to environmental, government relations, charitable contributions and safety matters.
Finance Committee	•	Capital structure, expenditures and financing transactions; and
	•	Liquidity, pension plans (including investment performance, asset allocation and funded status), tax planning, currency and interest rate exposures and insurance strategies.
Our ERM program was developed and is run under the direction and supervision of our Chief Legal Officer and Chief Financial Officer with the assistance of external experts, and is managed day-to-day by our Chief Compliance Officer and Vice President of Internal Audit. The CEO and executive leadership team are responsible for risk identification, management and mitigation under our ERM processes. We believe that effective Board oversight of the ERM process is an essential element in the preservation and enhancement of shareholder value.
All significant risks identified through our ERM program or ERM reports are communicated to the Board. Specific risks are discussed by the Board and/or one or more of the committees, based on areas of risk oversight.

Board's Risk Review and Assessment
s	Review significant risks and consider such risks when overseeing strategic and business decisions.
s	Discuss with management the effectiveness of our risk management processes in identifying, assessing and managing the organization’s most significant enterprise-wide risk exposures.
s
Receive an ERM report from the Chief Legal Officer, Chief Compliance Officer and Vice President of Internal Audit at least annually which (1) identifies the Company's risks, including detailed analysis of the likelihood of occurrence and potential impact of each risk, and (2) details the ERM program elements and process for risk identification.

s
Receive written updates and presentations on specific risks and our ERM program at every regularly scheduled meeting, and discuss with management the most significant risks that are identified and managed by Ryder.

s	Establish an annual schedule for the Board and committees to conduct individual, in depth reviews of the Company's key risks identified in the ERM report.
s
Receive an internal audit report from the Vice President of Internal Audit at least annually regarding internal audit's assessment of enterprise risks and audit activities to evaluate the controls and processes regarding such risks.

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Risk Management

Although Ryder’s ERM program is structured with formal processes, it remains flexible enough to adjust to changing economic, business and regulatory developments and is founded on clear lines of communication to the leadership team, the Board and its committees. In addition, the Company periodically commissions an external assessment of its ERM program and its risk assessment processes to ensure they are in line with industry practices and are effectively identifying, monitoring and mitigating enterprise-wide risks.

RELATED PERSON TRANSACTIONS
In accordance with our written Policies and Procedures Relating to Related Person Transactions adopted by the Board, all “related person transactions” are subject to review, approval or ratification by the Governance Committee. The Policies and Procedures are in addition to, not in lieu of, the requirements relating to conflicts of interest in our Principles of Business Conduct. Copies of both policies are available in the Investors area of our website at http://investors.ryder.com. For purposes of the Policies and Procedures, and consistent with Item 404 of Regulation S-K, a “related person transaction” is:

•	any transaction in which we or a subsidiary of ours is a participant, the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest; or

•	any material amendment to an existing related person transaction.
“Related persons” are our executive officers, directors, nominees for director, any person who is known to be the beneficial owner of more than 5% of any class of our voting securities and any immediate family member of any of the foregoing persons.
Our Principles of Business Conduct require that directors and executive officers report any actual or potential conflicts of interest, including potential related person transactions, to the Company. In addition, each director and executive officer completes and signs a questionnaire annually to confirm there are no material relationships or related person transactions between such individuals and the Company other than those previously disclosed to us. This ensures that all material relationships and related person transactions are identified, reviewed and disclosed in accordance with applicable policies, procedures and regulations. Based on this information, we review the Company's own records and make follow-up inquiries as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Governance Committee.
The Governance Committee is responsible for reviewing and determining whether to approve related person transactions. In considering whether to approve a related person transaction, the Governance Committee considers the following factors, to the extent relevant:

•	whether the terms of the related person transaction are fair to us and on the same basis as would apply if the transaction did not involve a related person;

•	whether there are business reasons for us to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director; and

•
whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director, executive officer or related person, the direct or indirect nature of the director’s, executive officer’s or related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Governance Committee deems relevant.

Any member of the Governance Committee who has an interest in the related person transaction must abstain from voting on the approval of the transaction. Although such member would normally be excused from any discussions relating to the transaction, the Governance Committee Chair has the authority to request that such member participate in some or all of the Committee's discussions. Typically, participation would only be requested if the other Committee members have questions about the interested member's involvement in the transaction.
There were no related person transactions during 2016.

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Ratification of Independent Public Accounting Firm (Proposal 2)

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

(Proposal 2)
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected and appointed PricewaterhouseCoopers LLP for the year ending December 31, 2017. PricewaterhouseCoopers LLP has audited our consolidated financial statements continuously since 2007.
In executing its responsibilities set forth in its charter, the Audit Committee engages in a thorough annual evaluation of the independent registered certified public accounting firm's qualifications, performance and independence. Before the Audit Committee completes its evaluation, management conducts its own evaluation and provides the results of its evaluation to the Audit Committee. Following completion of the Audit Committee's evaluation, performance feedback is provided to the independent registered certified public accounting firm. The Audit Committee is also responsible for approving the services and audit fees associated with the retention of PricewaterhouseCoopers LLP.
Beginning in 2016, the Audit Committee rotated the Company's lead engagement partner from Pricewaterhouse Coopers LLP, pursuant to the rotation requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee and its Chair were directly involved in the selection of the new lead engagement partner.
The Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm is in the best interests of Ryder and its shareholders. In selecting Pricewaterhouse Coopers LLP to serve as our independent registered certified public accounting firm for 2017, the Audit Committee considered a number of factors, including:

•	the quality of PricewaterhouseCoopers LLP's work product and performance;

•	the professional qualifications of PricewaterhouseCoopers LLP, the lead engagement partner and other members of the audit team;

•	PricewaterhouseCoopers LLP's knowledge and experience with the Company's business operations and industry;

•	the results of the PCAOB review of PricewaterhouseCoopers LLP;`

•	PricewaterhouseCoopers LLP's independence program and controls for maintaining independence;

•	the appropriateness of Pricewaterhouse Coopers LLP's audit fees; and

•	the results of the Audit Committee's and management's annual evaluation of PricewaterhouseCoopers LLP's qualifications, performance and independence.
Although shareholder ratification of the appointment of PricewaterhouseCoopers LLP is not required, the Board believes that submitting the appointment to shareholders for ratification is a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered certified public accounting firm. Representatives of PricewaterhouseCoopers LLP will be present at the 2017 Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.
Fees and Services of Independent Registered Certified Public Accounting Firm
Fees billed for services by PricewaterhouseCoopers LLP for the 2016 and 2015 fiscal years were as follows ($ in millions):

	2016	2015
Audit Fees	$4.5	$4.2
Audit-Related Fees	0.2	0.5
Tax Fees[1]	0.2	0.3
All Other Fees	0.0	0.0
Total Fees	$4.9	$5.0

1	All of the Tax Fees paid in 2016 and 2015 relate to tax compliance services.

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Ratification of Independent Public Accounting Firm (Proposal 2)

Audit Fees primarily represent amounts for services related to the audit of our consolidated financial statements and internal control over financial reporting, a review of financial statements included in our Forms 10-Q (or other periodic reports or documents filed with the SEC), statutory or financial audits for our subsidiaries or affiliates, and consultations relating to financial accounting or reporting standards.
Audit-Related Fees represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include audits of employee benefit plans, consultations concerning matters relating to Section 404 of Sarbanes-Oxley and due diligence.
Tax Fees represent amounts for U.S. and international tax compliance services (including review of our federal, state, local and international tax returns), tax advice and tax planning, in accordance with our approval policies described below.
Approval Policy
All services rendered by our independent registered certified public accounting firm are either specifically approved (including the annual financial statements audit) or are pre-approved by the Audit Committee, in each instance in accordance with our Approval Policy for Independent Auditor Services (Approval Policy), and are monitored both as to spending level and work content by the Audit Committee to maintain the appropriate objectivity and independence of the independent registered certified public accounting firm’s core service, which is the audit of our consolidated financial statements and internal control over financial reporting. Under the Approval Policy, the terms and fees of annual audit services and any changes thereto, must be approved by the Audit Committee. The Approval Policy also sets forth detailed pre-approved categories of other audit, audit-related, tax and non-audit services that may be performed by our independent registered certified public accounting firm during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee may, in accordance with the Approval Policy, delegate to any member of the Audit Committee the authority to approve audit and non-audit services to be performed by the independent registered certified public accounting firm. The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve audit and non-audit services if it is not practical to bring the matter before the full Audit Committee and the estimated fee does not exceed $100,000. Any Audit Committee member who exercises his or her delegated authority, including the Chair, must report any approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided in 2016 were approved or pre-approved by the Audit Committee in accordance with the Approval Policy.
The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the 2017 fiscal year.

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Audit Committee Report

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of five outside directors, all of whom are independent under the rules of the NYSE, our director independence standards and applicable rules of the SEC. The Committee operates under a written charter that specifies the Committee’s responsibilities. The full text of the Committee’s charter is available in the Investors area of our website at http://investors.ryder.com, on the Corporate Governance page. The Audit Committee members are not auditors and their functions are not intended to duplicate or to certify the activities of management and the independent registered certified public accounting firm.
The Audit Committee oversees Ryder’s financial reporting process on behalf of the Board. Ryder’s management has the responsibility for preparing the consolidated financial statements, for establishing and maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. Ryder’s independent registered certified public accounting firm is responsible for performing an integrated audit of Ryder’s annual consolidated financial statements and internal control over financial reporting as of the end of the year in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing opinions on (1) whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ryder in conformity with accounting principles generally accepted in the United States and (2) whether Ryder maintained effective internal control over financial reporting based on criteria established in “Internal Control - Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting with Company management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Committee reviewed with the independent registered certified public accounting firm its judgments as to the quality of Ryder’s accounting principles and such other matters as are required to be discussed with the Committee by Auditing Standard No. 16, “Communications with Audit Committees”, adopted by the PCAOB, as amended and the rules of the SEC. In addition, the Committee has discussed the independent registered certified public accounting firm’s independence from Company management and Ryder with the firm, reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the PCAOB regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the independent registered certified public accounting firm’s independence.
The Committee discussed with Ryder’s internal auditor and representatives of the independent registered certified public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditor and representatives of the independent registered certified public accounting firm, with and without management present, to discuss the results of their audits; their evaluations of Ryder’s internal control, including internal control over financial reporting; and the overall quality of Ryder’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of Ryder’s internal control over financial reporting be included in the annual report on Form 10-K for the year ended December 31, 2016, filed by Ryder with the SEC. The Committee has also approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as Ryder’s independent registered certified public accounting firm for the 2017 fiscal year.
Submitted by the Audit Committee of the Board.

Robert A. Hagemann (Chair)	Abbie J. Smith
Tamara L. Lundgren	Hansel E. Tookes, II
Luis P. Nieto, Jr.

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Security Ownership of Officers and Directors

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table shows the number of shares of common stock beneficially owned as of January 20, 2017, by each director and each executive officer named in the Summary Compensation Table herein individually and all directors and executive officers as a group. No family relationships exist among our directors and executive officers.

Name of Beneficial Owner	Total Shares Beneficially Owned[1]	Percent of Class[2]	Of the Total Shares Beneficially Owned, Shares Which May be Acquired Within 60 Days[3]
Robert E. Sanchez[4,5]	421,558	*	118,340
John M. Berra[6]	27,873	*	27,873
Dennis C. Cooke	79,962	*	31,458
John J. Diez	30,529	*	15,523
Robert J. Eck[4]	12,077	*	10,177
Robert D. Fatovic[5]	89,752	*	22,926
Art A. Garcia[5]	88,300	*	28,612
Robert A. Hagemann[6]	6,692	*	4,292
L. Patrick Hassey	22,373	*	22,373
Michael F. Hilton	8,048	*	8,048
Tamara L. Lundgren	7,178	*	7,178
Luis P. Nieto, Jr.	20,501	*	20,501
Abbie J. Smith[5,6]	39,615	*	28,305
E. Follin Smith[6]	24,145	*	24,145
Hansel E. Tookes, II4,6	29,242	*	28,242
Directors and Executive Officers as a Group (20 persons)[4,5]	1,060,499	1.952%	448,751

*	Represents less than 1% of our outstanding common stock.

1
Unless otherwise noted, all shares included in this table are owned directly, with sole voting and dispositive power. Listing shares in this table shall not be construed as an admission that such shares are beneficially owned for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

2	Percent of class has been computed in accordance with Rule 13d-3(d)(1) of the Exchange Act.

3
Represents options to purchase shares which became exercisable between January 20, 2017 and March 20, 2017, time-based and performance-based restricted stock rights vesting on February 7, 2017 and February 10, 2017, respectively, and restricted stock units held in the accounts of directors that are delivered upon the director's departure from the Board, which shares vest upon grant, following a director's first year of service on the Board.

4
Includes shares held through a trust, jointly with their spouses or other family members or held solely by their spouses, as follows: Mr. Sanchez, 2,193 shares; Mr. Eck, 1,900 shares; Mr. Tookes, 1,000 shares; and all directors and executive officers as a group, 5,093 shares.

5
Includes shares held in the accounts of executive officers pursuant to our 401(k) plan and deferred compensation plan and shares held in the accounts of directors pursuant to our deferred compensation plan as follows: Mr. Sanchez, 4,483 shares; Mr. Fatovic, 6,587 shares; Mr. Garcia, 3,113 shares; Ms. A. Smith, 11,310 shares; and all directors and executive officers as a group, 25,576 shares.

6
Includes stock granted to the director in lieu of his or her annual cash retainer, which stock has vested but will not be delivered to the director until six months after his or her departure from the Board.

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Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the number of shares of common stock held by all persons who are known by us to beneficially own or exercise voting or dispositive control over more than five percent of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Percent of Class[3]
The Vanguard Group, Inc.[1] 100 Vanguard Blvd. Malvern, PA 19355	6,025,231	11.09%
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	3,430,729	6.31%

1
Based on the most recent SEC filing by The Vanguard Group, Inc. on Schedule 13G/A dated February 9, 2017. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 71,310; shared voting power 5,991; sole dispositive power 5,950,200; and shared dispositive power 75,031.

2
Based on the most recent SEC filing by BlackRock, Inc. on Schedule 13G/A dated January 25, 2017. Of the total shares shown, the nature of beneficial ownership is as follows: sole voting power 3,115,672; shared voting power 0; sole dispositive power 3,430,729; and shared dispositive power 0.

3
The ownership percentages set forth in this column are based on the number of shares outstanding of the Company's common stock on January 20, 2017, and the assumption that each person listed above owned the number of shares reflected above on such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their common stock ownership and changes in such ownership. To our knowledge, based solely on our records and certain written representations received from our executive officers and directors, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that due to administrative error, one Form 4 reporting one transaction was filed late by John J. Diez, John Gleason, Melvin L. Kirk and J. Steven Sensing, each to report shares withheld for taxes due upon the vesting of a grant of restricted stock rights.

COMPENSATION DISCUSSION AND ANALYSIS SUMMARY
The Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2016 compensation programs and actions for our named executive officers. As discussed in Proposal 3 on page 55 we are conducting our annual Say on Pay vote that requests your approval of the compensation of our named executive officers. In deciding how to vote, we recommend that you review our compensation philosophy, the design of our executive compensation programs, our pay-for-performance profile, our compensation decisions and our discussion of how these programs and decisions have contributed to drive short-term financial performance and long-term growth and value.
In 2016, our named executive officers, or NEOs, were:

Robert E. Sanchez	Chair and Chief Executive Officer (CEO)
Art A. Garcia	Executive Vice President and Chief Financial Officer
Dennis C. Cooke	President - Global Fleet Management Solutions
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary
John J. Diez	President - Dedicated Transportation Solutions

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Compensation Discussion and Analysis Summary

Executive Summary
Our executive compensation program reflects the Company's commitment to pay for performance and to strongly align the interests of the Company's leadership with those of our shareholders. In addition, the Company's executive compensation program is designed to encourage our executives to take actions that support the Company's short-term financial goals but which also ensure the Company's ability to sustain strong shareholder value creation over the long-term, irrespective of annual performance variability. This executive summary provides an overview of 2016 Company performance, the alignment between our pay and our performance, shareholder outreach efforts and Say on Pay feedback, key compensation actions taken in 2016 and 2017 and our executive compensation governance practices.
2016 Company Performance

Metric	2016 Results	2016 O/(U) 2015	Metric	2016 Results	2016 O/(U) 2015
Total Revenue	$6.8B	3%	FMS Operating Revenue*	$3.9B	3%
Operating Revenue*	$5.8B	4%	DTS Operating Revenue*	$0.8B	8%
EPS	$4.94	(14)%	SCS Operating Revenue *	$1.4B	8%
Comparable EPS*	$5.42	(12)%
Adjusted Return on Capital*	4.82%	(1)%

t
Total revenue and operating revenue* increased due to growth in the full service lease fleet, higher prices on replacement vehicles in FMS, and new business, increased volumes and higher pricing in DTS and SCS, partially offset by a decline in commercial rental revenue.
		t	We delivered our fifth consecutive year of lease fleet growth, despite a more difficult business environment.
t	Earnings were negatively impacted by headwinds in our used vehicle sales and rental businesses, offset by growth in our contractual businesses and cost-savings initiatives.	t	Stock price increased from $56.83 at year end 2015 to $74.44 at year end 2016; total shareholder return (TSR) for 2016 ranked 11th out of 27 companies in our custom peer group (including Ryder).
t	Adjusted return on capital (ROC)* decreased 100 basis points from 5.8% to 4.8% due to lower net earnings.	t	Increased annual dividend by 7%.
For more information relating to the Company’s 2016 financial performance, please review our 2016 annual report on Form 10-K.
*Operating revenue for Ryder and its FMS, SCS and DTS business segments, comparable earnings per share and ROC are non-GAAP financial measures. For a reconciliation of total revenue to operating revenue for the Company and each business segment, respectively, a reconciliation of GAAP EPS to comparable EPS and a reconciliation of the non-GAAP elements of our ROC calculation to the corresponding GAAP measures, as well as the reasons why management believes these measures are useful to shareholders, refer to the "Non-GAAP Financial Measures" section on pages 55-63 of our Form 10-K for the year ended December 31, 2016.

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Compensation Discussion and Analysis Summary

Strategic/Business Highlights
t	Second highest year of organic lease fleet growth.	t	Launched new commercial vehicle lease products designed to offer customers the most flexibility, choice, and control in fleet management: full service, preventive and on-demand.
t	Across our three largest contractual products, the portion of new business that represented customers who are new to outsourcing ranged from 30% to 50% in 2016.	t	Launched new mobile fueling solution that provides fuel delivery to customer fleets that are off duty and domiciled at customer locations in the U.S. and Canada.
t	Successful collaborative selling activities across all three business segments drove revenue growth.	t	Partnered with electric vehicle manufacturers to provide distribution and maintenance services nationwide.
t	Successfully held inaugural Investor Day in New York City.	t	Launched mobile-friendly website making the purchase of used vehicles easier for consumers.
Pay for Performance
At-Risk Pay. Consistent with our compensation goals and philosophy, our executives' direct compensation package is comprised of base salary, an annual cash incentive award, and a long-term performance-based equity and cash incentive award. The following chart illustrates the Company's commitment to pay for performance and shareholder alignment as it shows that for 2016: (1) 86% of Mr. Sanchez's target total direct compensation and 75% of the other NEOs' target total direct compensation was in the form of “at-risk” incentive compensation opportunities, the vesting and value of which are tied to achievement of performance goals or the Company's share price; and (2) 66% of Mr. Sanchez's pay and 53% of pay for the other NEOs was in the form of long-term equity and incentive compensation, vesting over three years. In addition, we cap the maximum payout of our annual cash incentive awards at 200% of target and cap our performance-based restricted stock rights and performance-based cash awards at 125% of target to limit the potential for excessive risk taking.
The percentages in the chart below were determined using: (1) actual salaries as reported in the Summary Compensation Table; (2) target payout opportunities under the annual cash incentive awards; and (3) target long-term incentive program (LTIP) opportunities.
Cash Incentive. As described under "Annual Cash Incentive Award Targets Established" beginning on page 37, in 2016, annual cash incentive awards were earned primarily based on Ryder's performance with respect to comparable earnings per share from continuing operations (comparable EPS) and operating revenue and are subject to an aggregate funding mechanism based on EBT. The Compensation Committee set performance targets for each performance metric at challenging levels despite a difficult macroeconomic environment. Specifically, the target comparable EPS for 2016 was $6.30, an increase from 2015 actual results of $6.13. Similarly, for 2016, the target operating revenue was $5.8 billion, an increase from 2015 actual operating revenue results of $5.6 billion. Our actual 2016 performance results were below our 2016 targets, with comparable EPS at $5.42 (86.0% of the target performance level resulting in a payout of 34.0% for the EPS metric) and operating revenue at $5.8 billion (99.5% of the target performance level resulting in a payout of 96.7% for the operating revenue metric). The Compensation Committee reviewed each NEO's individual performance and determined to grant 2016 annual cash incentive awards based on the Company-wide performance measures for each of our NEOs. Individual payout amounts are set forth under “Actual 2016 Annual Cash

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Compensation Discussion and Analysis Summary

Incentive Awards” on page 38. This demonstrates our commitment to establishing challenging targets and ensuring alignment between our executive pay and Company performance.
Long-Term Incentive. As further described under “Long-Term Incentive Program (LTIP)” beginning on page 38, 2016 long-term incentive awards were granted in the form of options (40%), performance-based restricted stock rights (PBRSRs, 40%) and performance-based cash awards (PBCAs, 20%). Performance-based awards may be earned from 0% to 125%, with half of each award based on total shareholder return (TSR) relative to a custom peer group and half based on adjusted return on capital (ROC). As described in greater detail below, performance-based awards are earned over performance cycles of different durations, and all our long-term incentive awards vest after three years. For the 2016 performance cycle: (1) Ryder's TSR ranked 11th compared to the custom peer group of the 27 companies (including Ryder), accruing a payout of 115%; and (2) Ryder's ROC was 4.82% (against a target of 5.48%) accruing a payout of 55.0%. The accruals will vest in February of 2019, after performance results for the 2017 and 2018 performance cycles are determined and approved by the Committee.
Shareholder Outreach - Say on Pay Feedback
At our 2016 Annual Meeting, 96% of shareholders approved our Say on Pay proposal, indicative of strong approval and support of our efforts to offer a competitive executive compensation program that delivers shareholder value over both the short- and long-term. Even with these high levels of support, the Company and Board strongly believe in the importance of obtaining shareholder feedback and we have continued our ongoing shareholder outreach program. As discussed in more detail in the "Shareholder Engagement" section beginning on page 14, in the Summer and Fall of 2016, we reached out to our largest shareholders (constituting over 50% of our outstanding shares) to request feedback on both our governance and compensation structure and profile. Overall, we received positive feedback, including feedback regarding our compensation programs and decisions, particularly with respect to the recent changes to our Amended and Restated 2012 Equity and Incentive Compensation Plan (Equity Plan) implementing "double-trigger" vesting in the event of a change of control.
Given the strong Say on Pay vote results and positive feedback from our shareholders, we did not seek to make any significant changes to our overall executive compensation program. However, the Committee undertook refinements consistent with its ongoing efforts to ensure that our compensation programs are optimally designed, taking into account how to best ensure alignment between our compensation and shareholder values, respond to changing market practices and retain effective leaders who have a significant understanding of our business, particularly during a volatile economic environment.
2016-2017 Key Compensation Actions and Decisions
In 2016 and 2017, the Committee continued to evaluate our executive compensation levels including how they compare to peer companies, and made necessary adjustments to ensure the design, structure and payouts of our executive compensation programs support our compensation philosophy and objectives and are consistent with shareholder expectations. Highlighted below are the key actions taken by the Committee in 2016 and 2017 relating to executive compensation, all of which reflect the Company's commitment to aligning pay and performance:

t
Moved from "single-trigger" to "double-trigger" vesting in our Equity Plan. The Board amended, and our shareholders approved, changes to our Equity Plan to provide for double-trigger vesting upon a change of control for all future equity and incentive grants.

t
Strengthened annual performance targets. In 2016, despite a challenging macroeconomic environment, the -Committee adjusted the targets for the 2016 annual cash incentive awards to generally require growth levels as high or higher than growth levels required in 2015 to achieve similar payouts.

t
Increased use of long-term equity. In 2017, the Committee decided to replace performance-based cash awards (PBCAs) with performance-based restricted stock (PBRSRs) for all grants starting in 2017 to further increase shareholder alignment.

t
Increased stock ownership requirements for CEO, NEOs and the Board. In 2017, the Board increased the stock ownership requirements from four times base salary to six times base salary for the CEO, from two times base salary to three times base salary for NEOs and from five times total annual cash retainer to six times such retainer for the Board.

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Compensation Discussion and Analysis Summary

Summary of Executive Compensation Governance Practices
Our executive compensation practices support the needs of our business, drive performance, and ensure alignment with the short- and long-term interests of our shareholders.

What We Do
✓	Directly link pay with company performance
✓	Mitigate undue risk to incentivize healthy growth
✓	Limit perquisites
✓	Use double-trigger change of control provisions
✓	Balance company and individual performance for annual cash incentive awards
✓	Engage an independent compensation consultant
✓	Maintain robust stock ownership requirements
✓	Subject performance-based incentive awards to clawback policy
What We Don't Do
✗	Provide employment agreements
✗	Provide tax gross ups related to a change of control, perquisites or benefits
✗	Reprice underwater stock options without shareholder approval
✗	Grant equity awards below 100% of fair market value or grant options at a discount
✗	Pay dividends or dividend equivalents on unvested PBRSRs or time-based restricted stock rights
✗	Permit hedging transactions
✗	Permit pledging activity or use of margin accounts

Compensation Philosophy and Objectives
Our primary goal is to design compensation programs that will attract, retain and motivate high-quality executives who possess diverse skills and talents. We believe these compensation programs, together with a workplace culture that drives engagement and innovation, enable Ryder to meet its strategic objectives and ultimately increase the value of our shareholders' investment in the Company.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Setting Process
The Compensation Committee is responsible for making determinations about our executive compensation programs, practices and levels. The Compensation Committee's independent compensation consultant along with management assist the Committee in making these determinations. Below is an explanation of: (1) the key roles and responsibilities of each group in setting executive compensation; (2) the executive evaluation process; (3) how competitive market data is integrated into the decision-making process; and (4) how shareholder feedback is evaluated.
Role of the Compensation Committee
The Compensation Committee is responsible for reviewing and approving, or recommending that the Board approve, all components of our executive compensation program as well as the compensation program for our Board. New executive compensation plans and programs must be approved by the full Board based on recommendations made by the Compensation Committee. The Compensation Committee reviews and recommends the compensation of our CEO, and our independent directors, acting as a group, approve the amounts to be awarded to him. After considering the assessment and recommendation of each NEO by the CEO, the Compensation Committee determines and approves the compensation of all other NEOs.
Role of the Independent Compensation Consultant
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (Cook) as its independent consultant. Cook reports directly to the Compensation Committee and provides advice about our compensation program and design, including views on current compensation trends and best practices and how our executive and director compensation program and practices competitively compare to our peers. Cook also works with the Compensation Committee on a regular basis to provide recommendations and insights on how to make our executive compensation plans, practices and structure more effective and aligned with the interests of our shareholders. During 2016, Cook supported the Compensation Committee in evaluating enterprise and related risk associated with our executive compensation components and plans as discussed under “Compensation Risks” on page 43. Cook also provided advice to the Compensation Committee regarding director compensation. A consultant from Cook attended a majority of the Compensation Committee meetings in person or by telephone in 2016, including participation in independent director session with no management present.
The Compensation Committee undertakes an annual review of whether Cook's work as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (1) the provision of other services to the Company by Cook; (2) the amount of fees from the Company paid to Cook as a percentage of Cook's total revenue; (3) Cook's policies and procedures that are designed to prevent conflicts of interest; (4) any business or personal relationship of Cook’s compensation advisers with an executive officer of the Company or any member of the Compensation Committee; and (5) any stock of the Company owned by Cook’s compensation advisers. Considering this information, the Compensation Committee confirmed that Cook does no other work for the Company and determined that Cook is independent and that its work for Ryder has not raised any conflict of interest.
Role of Management
Our CEO, Chief Human Resources Officer, Vice President-Global Compensation, Benefits and HRIS, and Vice President and Deputy General Counsel recommend agendas and develop written background and supporting materials for review at Compensation Committee meetings, attend Compensation Committee meetings at the Compensation Committee's request, and provide information regarding, and make recommendations about, designs for and, if warranted, changes to our executive compensation programs. Our CEO provides an assessment of each executive officer's performance and recommends compensation actions for executive officers other than himself.
Evaluating Performance
Annually, our CEO provides the Compensation Committee with his performance assessment and compensation recommendations for each named executive officer other than himself. The performance assessment includes strengths, areas for development and succession potential and is based on individual performance evaluations conducted by the CEO. Our CEO also reviews each executive's compensation history and current market compensation data.
At the end of each year, the independent directors begin to conduct a performance review of the CEO.   The CEO first provides the independent directors with a self-evaluation relative to his individual goals and objectives.  After the directors have reviewed these materials, each independent director completes a comprehensive evaluation questionnaire relating to the CEO's performance.  This questionnaire is prepared by the Governance Committee, which is responsible for developing and overseeing the process by which the CEO will be evaluated.  In addition to evaluating the CEO’s performance with respect to his individual

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Compensation Discussion and Analysis

goals and objectives, the questionnaire focuses on the CEO’s performance in developing and executing the Company’s strategic initiatives, leadership of the Company, the Board and relations with stakeholders (including shareholders, customers and employees) and succession planning/talent development.
At the February Committee meeting, the Compensation Committee discusses the results of the CEO’s performance review in executive session with the independent directors in attendance and formulates its recommendations regarding CEO compensation. At the February Board meeting, in executive session without the CEO present, the independent directors evaluate and discuss the CEO’s performance and determine his compensation based on the results of his performance evaluation and the recommendations of the Compensation Committee. Feedback is then provided to the CEO on his performance by the Lead Independent Director and Chair of the Compensation Committee.
Use of Benchmarking
Our Compensation Committee compares our executive compensation program to that of our peers to help analyze our executive compensation structure, determine the levels of compensation for our executives and review our program's effectiveness in attracting and retaining talent.
In evaluating each element of our executive compensation program, the Compensation Committee uses benchmark comparisons to peer groups and, particularly when appropriate peer group data is unavailable, with general industry survey data. The Compensation Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of other companies comprising any particular peer group or survey. The Compensation Committee does consider the median compensation of similar executives at the peer companies, both for each compensation component and the total compensation package, as a reference in making compensation decisions. In assembling the comparative peer groups, the Compensation Committee is mindful that there are no public companies that provide the same mix of services as Ryder. Consequently, comparable compensation data is limited and less relevant for Ryder than it is for other companies in industries where there are more directly relevant and comparable peer groups.
In connection with its review of competitive market data, Cook utilized one peer group (Industry Peer Group) against which it analyzed each NEO's compensation. Management and the Compensation Committee believe that utilizing data from this Industry Peer Group provides a useful basis of comparison for NEO compensation, as we compete with many of these companies for executive talent. The Industry Peer Group is comprised of:

1.	Avis Budget Group, Inc.	8.	Hertz Global Holdings, Inc.
2.	C. H. Robinson Worldwide, Inc.	9.	Hub Group, Inc.
3.	Celadon Group, Inc.	10.	J.B. Hunt Transport Services Inc.
4.	CSX Corporation	11.	Landstar System, Inc.
5.	Expeditors International of Washington, Inc.	12.	Old Dominion Freight Line, Inc.
6.	FEDEX Corporation	13.	Trinity Industries, Inc.
7.	GATX Corporation	14.	United Parcel Service, Inc.
Shareholder Feedback
The Compensation Committee reviews and carefully considers specific feedback received from shareholders, including the results of our Say on Pay votes. Since 2011, Ryder has held a Say on Pay vote annually. Our Compensation Committee believes that the results of our most recent Say on Pay vote (96% support) indicate our shareholders support of our compensation philosophy and the structure of our executive compensation program. In 2016, we reached out to our largest shareholders constituting over 50% of our outstanding shares to request feedback on our governance profile and compensation structure, and we received substantive feedback from shareholders holding nearly 20% of outstanding shares. No significant concerns were noted by shareholders who provided us with feedback. Shareholders we heard from indicated they were pleased with Ryder's governance changes and Board responsiveness over the last few years. For additional information about our shareholder engagement process, please see the discussion under "Shareholder Engagement" on page 14 of this proxy statement.
CEO and Senior Management Succession Planning
Our Board oversees CEO and senior leadership succession planning, which is formally reviewed at least annually. Our CEO and our Chief Human Resources Officer provide our Board with recommendations and evaluations of potential CEO successors and review their development plans. Our Board reviews potential internal senior leadership candidates with our CEO and Chief Human Resources Officer, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior leadership successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior

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leadership's qualifications, tenure and experience. In 2016, we followed this process when transitioning our new Chief Human Resources Officer following his predecessor's retirement.
Our Board has prepared a crisis preparedness plan for potential crises that could occur, including plans for an unplanned departure or emergency succession of the CEO or other executive management. Our Governance Committee reviews and oversees (in conjunction with the other Committees, as necessary) the steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected vacancy by continuing business operations with minimal disruption.

2016 Executive Compensation Program
Our executive officers do not have employment agreements which gives the Compensation Committee flexibility to change the components of our executive compensation program in order to remain market competitive, address economic conditions and ensure proper alignment with shareholder interests.
We do not have a formal policy relating to the allocation of total compensation among the various components. However, both management and the Compensation Committee believe that the more senior the position an executive holds, the more influence he or she has over our operating, financial and strategic performance. As such, a greater amount of NEO compensation should be at-risk based on Ryder's performance. Accordingly, the vast majority of target compensation that our NEOs are eligible to receive is dependent upon the achievement of short- and long-term performance objectives and/or appreciation in the value of Ryder stock. In addition to these incentive opportunities, our compensation program provides all executive officers, including our NEOs, a proportionately lesser amount of fixed elements, such as base salary and benefits. We also provide competitive severance and change of control arrangements to ensure that the executive will act in the best interests of the shareholders rather than avoiding a transaction which could result in termination of employment. The actual compensation mix and value for each NEO may vary based on job responsibilities, market competition for the position, an individual's experience, past performance and contributions, compensation history, tenure, long-term potential, succession planning and strategic needs.
The chart below illustrates the principal elements and design of Ryder's executive compensation program in 2016. For all grants starting in 2017, PBCAs will be replaced with PBRSRs to further emphasize shareholder alignment, increasing the percentage of long-term incentive granted in the form of PBRSRs from 40% to 60%.

Base Salary
CEO 14%
Other NEO's 25%
+
Annual Cash Incentive Awards
CEO 20%
Other NEO's 22%
60%
Comparable Earnings Per Share (EPS)
40%
Operating Revenue
+
Long-Term Incentive Program
CEO 66 %
Other NEO's 53%
=
Total Direct Compensation
40%
Stock Options
Vest annually in 3 equal installments and expire in 10 years
40%
Performance-Based Restricted Stock Rights (PBRSRs)
20%
Performance-Based Cash Awards (PBCAs)
50%
50%
Total Shareholder Return (TSR) v. Custom Peer Group
Adjusted Return on Capital (ROC) target set annually
⅓
⅓
⅓
Performance Cycle 1 2016
Performance Cycle 2 2016-2017
Performance Cycle 3 2016-2018
⅓
⅓
⅓
Performance Year 1 2016
Performance Year 2 2017
Performance Year 3 2018

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Compensation Discussion and Analysis

Detailed descriptions of the components of compensation and how the Compensation Committee determined compensation levels for 2016 are discussed below.

Base Salary
In determining the base salaries of our NEOs, the Compensation Committee reviews our competitive market position from market surveys and comparative data provided by outside compensation consultants. Annually, a benchmarking review is conducted by the Compensation Committee's independent compensation consultant. The Compensation Committee does not target base pay at any particular level versus a peer group, although it uses median pay as a reference point. Adjustments are made after a review of the executive's relative positioning against peer salary levels. In its overall assessment, the Compensation Committee also considers the following factors (without assigning any specific weighting to any individual factor):
s annual merit increase paid to all other Ryder employees (which is based on the Company's annual planning budget);
s demand in the labor market for the particular executive position;
s succession planning implications; and
s the individual's performance.

In October 2016, all NEOs received an annual base salary increase ranging from 2.0% to 2.9%.  After a review of market and peer group data, in February 2017, Mr. Diez received an additional salary increase of 7.1%.

Annual Cash Incentive Award Targets Established
Our executive annual cash incentive awards are designed to balance payment for Company performance with recognition of individual performance, both positive and negative. In structuring our annual cash incentive awards, the Compensation Committee sets target payout opportunities for each executive. For 2016, the target payout opportunity remained unchanged for each of our NEOs at 150% of base salary for Mr. Sanchez, 100% of base salary for Mr. Cooke and Mr. Diez, and 80% of base salary for Mr. Garcia and Mr. Fatovic.

The Compensation Committee also sets Company performance targets for the awards. Given the Company's continued focus on earnings and revenue growth in 2016, the Compensation Committee continued to use comparable EPS and operating revenue (weighted 60% and 40%, respectively) as the 2016 financial performance metrics for all incentive-eligible employees. We believe that these two metrics, taken together, measure our success in meeting our strategic objective of growing our revenue in a way that creates solid earnings leverage. Furthermore, the Compensation Committee has discretion to adjust reported results for these metrics to ensure that they properly reflect the performance of our core business and are not impacted, positively or negatively, by certain items, including non-recurring or non-operational items.

t Comparable EPS is defined as earnings per share from continuing operations excluding non-operating pension costs and other significant items not representative of our business operations. We believe comparable EPS (a non-GAAP financial measure) provides useful information to investors and allows for better year-over-year comparison of operating performance.
t Operating Revenue is defined as total revenue for Ryder excluding any (1) fuel and (2) subcontracted transportation. We believe operating revenue (a non-GAAP financial measure) provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder, as well as for each of our business segments.

Based on our internal business plan, the Compensation Committee set the following performance targets for 2016:

Performance Metric	Threshold (25% Payout)*	Target (100% Payout)*	Maximum (200% Payout)*
Comparable EPS	$3.78 to $5.30	$6.30	$7.00
Operating Revenue (in millions)	$4,942 to $ 5,291	$5,814	$6,105
*Financial targets disclosed in this section are done so in the limited context of our annual cash incentive awards and are not statements of management's expectations or estimates of results or other guidance. We specially caution investors not to apply these statements to other contexts.

At the beginning of 2016, despite a challenging macroeconomic environment, the Compensation Committee established 2016 targets which required comparable EPS and operating revenue levels as high as or higher than levels required in 2015 to achieve similar annual cash incentive award payouts. Also at the beginning of 2016, the Compensation Committee established a grid to be used for establishing incentive payouts for varying levels of actual comparable EPS and operating revenue.

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Compensation Discussion and Analysis

The Committee also established both aggregate and individual funding maximums based on a percentage of EBT. For this purpose, EBT is the comparable EBT as disclosed on page 58 of the Company's annual report on Form 10-K for the year ended December 31, 2016. The Compensation Committee has discretion to adjust reported EBT results in order to ensure that they properly reflect the performance of our core business and are not impacted, positively or negatively, by certain items, including non-recurring or non-operational items. The aggregate funding maximum for 2016 annual cash incentive awards was set at $300 million of EBT, and the individual funding maximums remained unchanged for each NEO for 2016, as follows:

NEO	2016 Individual Funding Maximum (as % of aggregate funding maximum)
Robert E. Sanchez	1.00%
Art A. Garcia	0.30%
Dennis C. Cooke	0.50%
Robert D. Fatovic	0.25%
John J. Diez	0.50%
Actual 2016 Annual Cash Incentive Awards
Our 2016 actual comparable EPS was $5.42 (a decrease of 12% compared to 2015), and actual operating revenue was $5.8 billion (an increase of 4% compared to 2015). The Compensation Committee did not adjust any reported results for 2016.
The following chart sets forth actual 2016 results for each of the performance metrics, and the initial payout calculation based on these results:

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Weight	2016 Results	2016 Payout (as a % of target opportunity)
Comparable EPS	$3.78 to $5.30	$6.30	$7.00	60%	$5.42	34.0%
Operating Revenue (in millions)	$4,942 to $5,291	$5,814	$6,105	40%	$5,791	96.7%
Initial Payout Calculation (weighted)						59.1%
The Committee reviews the calculated payout for each executive. The Compensation Committee then considers the executive’s performance and contributions to the Company's financial results and strategic progress and may adjust the actual award payout upwards or downwards to reflect this individual performance review. Individual performance criteria for all NEOs in 2016 included performance relative to furthering the Company's strategic initiatives, internal leadership, business development and other business goals, risk management, talent development, financial management, and regulatory and compliance results.
The Compensation Committee determined to grant actual payouts consistent with our financial results for each NEO and did not adjust any awards. The following chart sets forth actual 2016 annual cash incentive award payouts:

Name	Target 2016 Payout	Actual 2016 Payout	% of Target
Robert E. Sanchez	$1,177,878	$695,796	59.1%
Art A. Garcia	$383,802	$226,720	59.1%
Dennis C. Cooke	$543,765	$321,213	59.1%
Robert D. Fatovic	$314,131	$185,563	59.1%
John J. Diez	$411,016	$242,796	59.1%
Long-Term Incentive Program (LTIP)
Our LTIP is designed to align the interests of our NEOs with those of our shareholders by directly linking NEO pay with sustained Company performance.
The Compensation Committee considers a variety of factors in establishing the LTIP target for an individual, including overall compensation relative to peers and market benchmarks; the NEO’s role, responsibilities and performance; the NEO’s long-term potential; retention risk; and the value of the NEO’s outstanding equity awards. Once LTIP target values are set, the LTIP awards are granted in the form of stock options (40%), PBRSRs (40%) and PBCAs (20%). 2016 LTIP target values for each of our NEOs, and the amount of stock options, PBRSRs and PBCAs in which 2016 LTIP awards were granted, are as follows:

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Compensation Discussion and Analysis

NEO	2016 LTIP Target Value ($)	Stock Options (#)*	PBRSRs (#)	PBCAs ($)
Robert E. Sanchez	$3,850,000	122,935	27,840	$769,909
Art A. Garcia	$980,000	31,295	7,085	$196,032
Dennis C. Cooke	$1,000,000	31,930	7,230	$200,055
Robert D. Fatovic	$800,000	25,545	5,785	$159,977
John D. Diez	$700,000	22,350	5,060	$140,107
*Stock options were issued at the closing price of our common stock as reported by the NYSE on February 10, 2016.

Stock options under the LTIP vest in three equal annual installments and expire ten years from the grant date. The exercise price is set as the closing price of our common stock on the grant date. As described in further detail below, PBRSRs and PBCAs vest at the end of a three-year performance period and are earned from 0% to 125% over performance cycles of different durations, with 50% of each award based on Ryder’s TSR relative to the TSR of a custom peer group and 50% based on Ryder's annual ROC. The Compensation Committee believes using multiple metrics provides a more complete picture of Company performance and ensures management is focused on overall Company performance and not just performance in one area. We use a mixture of performance cycles in the LTIP to balance the interests of our shareholders over different time horizons and encourage appropriate risk-taking by our executives. The length of our performance periods reflects the cyclical nature of the transportation industry which is highly sensitive to supply and demand and macroeconomic conditions. We believe that relying exclusively on three-year performance periods would negatively affect our ability to set goals that are appropriately rigorous given the economic environment in which we operate. In addition, the Compensation Committee believes using multiple performance cycles incorporates and rewards short-, mid- and long-term performance. We also align the long-term interests of our NEOs with those of our shareholders by granting a significant portion of our total compensation in equity, requiring our NEOs to meet robust stock ownership requirements and requiring a three-year vesting period.

t  Relative TSR is determined based on Ryder’s total shareholder return (TSR) relative to the TSR of a custom peer group. TSR is calculated for Ryder and each peer company based on the average percentage change in the relevant stock price from the last ten trading days prior to the beginning of the relevant performance cycle to the last ten trading days prior to the end of the relevant performance cycle, assuming reinvestment of dividends. The companies are then sorted by TSR performance, and Ryder’s relative TSR performance is measured based on Ryder’s ranking within the custom peer group. The custom peer group consists of companies in Ryder’s Industry Peer Group (as listed on page 35) plus additional companies that are subject to similar market conditions and economic recovery cycles as Ryder for a total of 27 companies (including Ryder). The additional companies included in the 2016 custom peer group are:

• Amerco (U-Haul)
• Arc Best Corporation (Arkansas Best Corporation)
• Forward Air Corporation
• Knight Transportation, Inc.
•    Navistar International Corp.
• PACCAR International
• Rush Enterprises, Inc.
• Saia, Inc.
• Swift Transportation Company
•    Triton International
•    Universal Logistics Holdings, Inc. (formerly known as Universal Truckload Services, Inc.)
•    Werner Enterprises, Inc.

For the 2016 custom peer group, as compared to 2015, the Compensation Committee removed UTi Worldwide Inc. (which was acquired by DSV in 2016) and replaced TAL International Group, Inc. with its successor, Triton International (which retained the same business focus). Use of a custom peer group, as opposed to our Industry Peer Group, allows for a better comparison of Ryder's performance in the markets in which we compete, including against additional companies viewed as peers by our investors. Further, the Compensation Committee believes that the larger sample size minimizes year-over-year volatility that can result due to changes in a specific company's circumstances.

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Compensation Discussion and Analysis

The overall three-year performance period is segmented into three performance cycles of one, two and three years. PBRSRs and PBCAs are earned based on performance in each performance cycle as follows:
s 1/3 are earned based on performance results for Year 1 of the performance period (for 2016 LTIP awards, January 2016 through December 2016);
s 1/3 are earned based on performance results for Years 1 and 2 of the performance period (for 2016 LTIP awards, January 2016 through December 2017); and
s 1/3 are earned based on performance results for Years 1, 2 and 3 of the performance period (for 2016 LTIP awards, January 2016 through December 2018).

For the 2016 performance cycle, we applied the following three performance levels:
s   a threshold level, at which 30% of the award for the TSR performance metric will be earned if Ryder's TSR ranks twenty-first among the 27 companies in our custom peer group;
s   a target level, at which 100% of the award for the TSR performance metric will be earned if Ryder's TSR ranks fourteenth among the 27 companies in our custom peer group; and
s   a maximum level, at which 125% of the award for the TSR performance metric will be earned if Ryder's TSR ranks in the top nine among the 27 companies in our custom peer group.

The Compensation Committee has increased the maximum payout from 125% to 150% if Ryder TSR ranks in the top four among the 27 companies in our custom peer group to better align with predominant industry practice and more equitably balance performance and payout.

t ROC is defined as adjusted net earnings divided by average adjusted total capital and represents the rate of return generated by the capital deployed in our business. The adjustments represent the comparable items excluded from our comparable earnings measures (including non-operating pension costs and other significant items not representative of our business operations), as applicable, from the calculation of net earnings and average shareholder's equity (a component of average total capital). We use ROC as an internal measure of how effectively we use the capital invested (borrowed or owned) in our operations. The Compensation Committee believes that using ROC as one of our LTIP performance metrics ensures that management maintains appropriate focus on capital efficiency across all of the Company's business segments.

The overall three-year performance period is segmented into three, one-year performance cycles. PBRSRs and PBCAs are earned based on performance in each performance cycle as follows:
s 1/3 are earned based on performance results for Year 1 of the performance period (for 2016 LTIP awards, January2016 through December 2016);
s 1/3 are earned based on performance results for Year 2 of the performance period (for 2016 LTIP awards, January 2017 through December 2017); and
s 1/3 are earned based on performance results for Year 3 of the performance period (for 2016 LTIP awards, January 2018 through December 2018).

Each year, the Compensation Committee sets annual performance targets against which our ROC performance during the applicable performance cycle will be measured. The Compensation Committee believes that setting the ROC target on an annual basis ensures that the most current capital market conditions will be reflected in establishing the target return shareholders expect each year. The Committee seeks to set performance targets that are attainable but challenging, taking into account the economic conditions in the markets we service. The ROC target for 2016 was lower than 2015 actual ROC performance due to the expected macroeconomic challenges. All of our other performance targets in our 2016 NEO compensation program were set at or above 2015 actual performance. The Compensation Committee establishes a threshold level at which 25% of the awards will be earned, a target level at which 100% of the awards will be earned and a maximum level at which 125% of the awards will be earned. In 2017, the Compensation Committee increased the maximum level at which awards will be earned from 125% to 150% for awards granted in 2017 and thereafter to better align with a predominant industry practice and will require a proportionate increase in performance results to achieve the higher maximum level. Awards are earned proportionately between threshold and target performance levels and between target and maximum performance levels.

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Compensation Discussion and Analysis

Completed 2014-2016 LTIP Award Cycle
The following table summarizes performance for all PBRSRs and PBCAs for the 2014-2016 completed performance cycle. The 2016 performance of relative TSR-based awards reflects applicable adjustments to the companies included in the custom peer group by the Compensation Committee, pursuant to the terms of such awards.

Performance Results - Completed 2014-2016 LTIP Award Cycle (PBRSR and PBCA)

Performance Measure
ROC Performance (50% Weight)	ROC Target	ROC Results	Percentage Earned
January 2014 - December 2014	5.70%	5.82%	115.00%
January 2015 - December 2015	6.00%	5.82%	88.75%
January 2016 - December 2016	5.48%	4.82%	55.00%
			86.25%
			(Overall Payout)

Performance Measure
TSR Performance (50% Weight)	Performance Measure	Ryder's Ranking	Percentage Earned
January 2014 - December 2014	TSR vs. Custom Peer Group	10th / 27	120.00%
January 2014 - December 2015	TSR vs. Custom Peer Group	17th / 26	40.00%
January 2014 - December 2016	TSR vs. Custom Peer Group	14th / 25	81.25%
			80.42%
			(Overall Payout)

Retirement and Welfare Benefits and Prerequisites
Retirement Benefits. The Company maintains a qualified pension plan and a pension benefit restoration plan (pension restoration plan) in which any NEO that had joined the Company prior to January 1, 2007 was able to participate. These plans were frozen for all participants as of December 31, 2007. All NEOs are eligible to participate in the Company-wide 401(k) savings plan and deferred compensation plan. The retirement and deferred compensation plans are described under the headings “Pension Benefits” and “2016 Nonqualified Deferred Compensation” beginning on page 48 of this proxy statement.
Health and Welfare Benefits. During 2016, our NEOs were eligible to participate in the following standard welfare benefit plans: medical, dental and prescription coverage, Company-paid short- and long-term disability insurance, and paid vacation and holidays. In addition, the NEOs received the following additional welfare benefits which are not available to all salaried employees: executive term life insurance coverage equal to three times the executive’s current base salary (limited to an aggregate of $3 million in life insurance coverage under the policy) in lieu of the standard Company-paid term life insurance and individual supplemental long-term disability insurance which provides up to approximately $20,000 per month (subject to age, earnings, health and state of residence limitations) in additional coverage over the $8,000 per month maximum provided under our group long-term disability plan. We believe that these additional benefits are consistent with benefits provided to other similarly-situated executives.
Perquisites. We provide a limited number of perquisites to our NEOs that we believe are related to the performance of their responsibilities. Annually, the Compensation Committee reviews the types and aggregate values of Ryder’s perquisite program. Specifically, in 2016, each NEO received the following perquisites:

•	$9,600 per year as an annual car allowance;

•
$6,800 per year ($11,800 for our CEO) which is intended (but not required) to be used to pay for community, business or social activities that may be related to the performance of the executive’s duties, but which are not otherwise eligible for reimbursement as direct business expenses;

•	up to $15,000 per year for financial planning and tax preparation services; and

•	up to $5,000 per year for the installation of a new or upgraded security system in the executive’s home and any related monthly monitoring fees.
All perquisites are fully taxable to the NEOs and are not subject to any tax gross-ups.

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Compensation Discussion and Analysis

Severance and Change of Control Agreements
All of our NEOs are currently eligible for certain severance benefits under individual severance agreements. These arrangements are described in more detail under the heading “Potential Payments Upon Termination or Change of Control” on page 50 of this proxy statement. Severance arrangements are intended to ensure that NEOs will act in the best interests of the shareholders rather than avoiding transactions that could result in termination of employment. These arrangements are also designed to prevent our NEOs from seeking employment with our competitors after termination or soliciting our employees or customers during the restricted period.
The change of control arrangements are designed to preserve productivity, avoid disruption and prevent attrition during a period when we are, or are rumored to be, involved in a change of control transaction.

Equity Granting Practices
The Compensation Committee has a written Policy on Equity Granting Practices, which provides that grants of equity awards must be approved by the Compensation Committee (or in the case of the CEO, the independent directors acting as a group) at a Board or Compensation Committee meeting and not by written consent. In the case of off-cycle grants to new hires and existing employees (other than executive officers and other direct reports to our CEO), equity grants may be approved by the Chair of the Compensation Committee. The grant date of any equity award shall generally be on or after the date of the Board or Compensation Committee meeting at which the award was approved, provided that the grant date for a new hire will be the later of: (1) the date the award was approved by the Board, Compensation Committee or Compensation Committee Chair, as applicable; or (2) the date on which the new hire commences employment.
We do not time our equity award grants relative to the release of material non-public information. The policy allows the Compensation Committee to designate a grant date for time-based restricted stock rights that is after the Compensation Committee approval date in order to prevent the rights from vesting at a time when the executive is prevented from trading stock under Ryder's Insider Trading Policy, thereby avoiding potential negative tax implications to the executive.

NEO Stock Ownership Requirements
We encourage significant stock ownership by our NEOs to align the interests of our leadership team with those of our shareholders. We established stock ownership guidelines that require each NEO to own Ryder equity at least equal in value to a multiple of such NEOs salary within five years of appointment. In 2017, the Committee increased the stock ownership requirements for the CEO from four times base salary to six time base salary and, for our NEOs, from two times base salary to three times base salary.
CEO     6x
Other named executive officers    3x
Currently, each NEO meets these stock ownership requirements.

Prohibitions on Hedging and Pledging
Ryder considers it improper and inappropriate for any Board member, officer or other employee of the Company to engage in short-term or speculative transactions in the Company's securities or from engaging in hedging transactions. In addition, directors and executives are prohibited from holding the Company's securities in a margin account or otherwise pledging the Company's securities as collateral for a loan.

Tax Implications
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes public companies from taking a federal income tax deduction for compensation in excess of $1 million paid to individual NEOs unless certain specific and detailed criteria are met, including the requirement that compensation over $1 million be “performance based” and under a plan approved by our shareholders.
As part of its review of our executive compensation arrangements, the Compensation Committee is cognizant of the tax implications of Section 162(m). Performance awards granted under our compensation program are intended to constitute "performance based" compensation under Section 162(m). However, the Compensation Committee believes that preserving its flexibility in awarding compensation is in the Company's best interests and that of our shareholders and may determine, in light of

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Compensation Discussion and Analysis

all applicable circumstances, to award compensation in a manner that will not preserve the deductibility of such compensation under Section 162(m).
All annual cash incentive awards, stock options, PBRSRs and PBCAs granted in 2016 were intended to meet the “performance based” exception for deductibility under Section 162(m).

Compensation Risks
Cook was engaged by the Compensation Committee to assist with the assessment of risk arising from the Company’s compensation programs and policies. The assessment covered each material element of executive and non-executive employee compensation. Based on Cook's assessment, the Company concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on Ryder. More specifically, this conclusion was based on the following considerations:

Risk	Mitigating Policies/Practices
Pay Mix	Compensation mix of base salary, short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.
Performance Metrics
A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages focus on sustained and holistic overall company performance.

Performance Goals
Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout opportunities and leverage that support our pay for performance philosophy.

Equity Incentives
Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain ownership positions in the Company.

Risk Mitigation Policies
We incorporate several risk mitigation policies into our officer compensation program, including:
•
The Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts;
•
Cap on the maximum payouts under our annual cash incentive awards, PBRSRs and PBCAs to limit the potential for excessive risk taking;
•
Anti-hedging and anti-pledging policies;
•
Written clawback policy for financial restatements resulting from executive misconduct; and
•
Written policy on equity grant timing practices.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board.

E. Follin Smith (Chair)	L. Patrick Hassey
John M. Berra	Michael F. Hilton
Robert J. Eck

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Executive Compensation

EXECUTIVE COMPENSATION
The following table sets forth the 2016, 2015 and 2014 compensation for our named executive officers:
A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the Compensation Discussion and Analysis beginning on page 29 of this proxy statement.

Summary Compensation Table

Name and Principal Position		Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)[6]
Robert E. Sanchez	Chair and Chief Executive Officer	2016	785,225	1,351,441	1,539,987	1,207,635	65,069	156,329	5,105,686
		2015	768,825	1,628,493	1,539,956	1,520,137	0	183,526	5,640,937
		2014	753,750	1,095,921	1,399,963	2,126,392	159,118	119,108	5,654,252
Art A. Garcia	Executive Vice President and Chief Financial Officer	2016	479,783	337,208	392,027	351,234	42,095	78,347	1,680,694
		2015	440,800	372,679	359,954	424,426	0	80,825	1,678,684
		2014	432,150	250,984	330,003	632,287	104,008	73,162	1,822,594
Dennis C. Cooke	President, Global Fleet Management Solutions	2016	543,750	353,692	399,982	456,462	0	89,800	1,843,686
		2015	533,050	424,134	400,010	600,559	0	95,801	2,053,554
		2014	522,600	1,198,532	384,029	901,333	0	82,678	3,089,172
Robert D. Fatovic	Executive Vice President, Chief Legal Officer and Corporate Secretary	2016	392,650	274,569	319,998	286,650	55,718	73,011	1,402,596
		2015	384,425	318,593	319,990	365,855	0	88,097	1,476,960
		2014	375,000	192,279	243,980	541,902	136,381	78,763	1,568,305
John J. Diez	President, Dedicated Transportation Solutions	2016	411,000	221,184	279,975	312,667	12,855	59,347	1,297,028

1
For 2016, 2015, and 2014, the amount includes performance-based restricted stock rights (PBRSRs) granted pursuant to our long-term incentive program (LTIP) as described on pages 38 - 41 of this proxy statement in the "Compensation Discussion and Analysis" section. The awards are based 50% on total shareholder return (TSR) and 50% on adjusted return on capital (ROC). The targets for ROC are set annually; therefore, only the PBRSRs based on ROC for the one-year 2016 performance cycle (for all outstanding performance periods) are probable and included in the table for 2016, only the PBRSRs based on ROC for the one-year 2015 performance cycle are probable and included in the table for 2015, and only the PBRSRs based on ROC for the one-year 2014 performance cycle are probable and included in the table for 2014. The value for the PBRSRs based on ROC for the one-year 2017 and 2018 performance cycles will be included in the table when the relevant targets have been set. For Mr. Cooke, the 2014 amount includes PBRSRs granted as part of the LTIP as well as the fair market value of 10,000 time-based restricted stock rights (TBRSRs) granted to Mr. Cooke (with a grant date fair market value of $904,500).
The grant date fair value of stock awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that will be recognized by the NEO. For information regarding the assumptions made in calculating the amounts reflected in this column and the maximum payout for the award, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2016. Dividend equivalents will accrue on all grants of PBRSRs and TBRSRs and will be paid only on those that vest.

2
Option awards consist of stock options granted pursuant to our LTIP as described on pages 38-41 of this proxy statement under the "Compensation Discussion and Analysis" section. The grant date fair value of option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. Consequently, the amounts in this column may not reflect the actual value that the NEO will recognize. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2016.

3
For 2016, the amounts in this column represent (1) amounts earned under the 2016 annual cash incentive awards (ACIAs) and (2) the amount of the performance-based cash awards (PBCAs) earned in 2016 for all outstanding performance cycles, whether or not vested and paid. The ACIAs earned were paid February 2017 and the PBCAs earned will vest and be paid after the end of the respective three-year performance period, if the executive continues to be employed by the Company. Following is a breakdown of the amounts earned for 2016:

Name	Year	ACIAs ($)	PBCAs ($)
Robert E. Sanchez	2016	695,796	511,839
Art A. Garcia	2016	226,720	124,514
Dennis C. Cooke	2016	321,213	135,249
Robert D. Fatovic	2016	185,563	101,087
John J. Diez	2016	242,796	69,871

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Executive Compensation

4
The amounts in this column include an estimate of the change in the actuarial present value of the accrued pension benefits (under both our pension and pension restoration plans) for the NEO for the respective year. Assumptions used to calculate these amounts are described under “Pension Benefits” beginning on page 48. No NEO realized above-market or preferential earnings on deferred compensation.

5	All Other Compensation for 2016 includes the following payments or accruals for each NEO:

	Year	Employer Contributions to the 401(k) Plan ($)(a)	Employer Contributions to the Deferred Compensation Plan ($)(a)	Premiums Paid Under the Supplemental Long-Term Disability Insurance Plan ($)	Premiums Paid for Executive Life Insurance ($)	Charitable Awards Programs ($)(b)	Perquisites ($)(c)
Robert E. Sanchez	2016	14,575	91,863	9,883	2,893	10,000	27,115
Art A. Garcia	2016	14,575	32,372	11,479	1,769	1,000	17,152
Dennis C. Cooke	2016	14,575	48,664	7,229	2,016	0	17,316
Robert D. Fatovic	2016	14,575	22,120	8,949	1,456	0	25,911
John J. Diez	2016	14,575	14,243	8,440	1,524	0	20,565

(a)
As described under “Pension Benefits”, Mr. Sanchez, Mr. Garcia, Mr. Cooke, Mr. Diez and Mr. Fatovic are not accruing benefits under our pension plan and instead receive employer contributions into their 401(k) and deferred compensation accounts. Starting in 2016, a portion of the employer contribution to the 401(k) and deferred compensation plans will be made in a lump sum after the end of the calendar year to which the contribution relates. Except for this lump sum contribution, the amounts presented above reflect amounts contributed during the calendar year reported and may include contributions related to cash incentive awards earned in the prior year.

(b)
Mr. Sanchez is eligible to participate, at the Board level, in our Matching Gifts to Education Program, which is limited to a maximum benefit of $10,000 per year. Mr. Garcia is eligible to participate in our Matching Gifts to Education Program available to all employees, which is limited to a maximum benefit of $1,000 per year.

(c)
Includes a car allowance, financial planning and tax preparation allowance, annual perquisite allowance and amounts paid in connection with the executive’s home security system. The value in this column reflects the aggregate incremental cost to us of providing each perquisite to the executive.

6	Due to an administrative error, the total compensation for Mr. Fatovic was incorrectly reported as $1,474,496 in 2015.

2016 Grants of Plan-Based Awards
The following table reflects the four types of plan-based awards granted to our NEOs in 2016 under the Amended and Restated 2012 Equity and Incentive Compensation Plan (Equity Plan). The first row represents the range of payouts under the 2016 annual cash incentive awards, the second row represents the range of shares of common stock to be issued upon vesting of the PBRSRs granted as part of our 2016 LTIP, the third row represents the range of payouts under the PBCAs granted as part of our 2016 LTIP and the fourth row represents stock options granted as part of our 2016 LTIP.

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold #	Target #	Maximum #
Robert E. Sanchez	ACIA	2/10/16	294,470	1,177,878	3,000,000
	PBRSR	2/10/16				6,143	24,572	30,715				1,351,441
	PBCA	2/10/16	192,477	769,909	962,386
	Options	2/10/16								122,935	55.32	1,539,987
Art A. Garcia	ACIA	2/10/16	95,951	383,802	900,000
	PBRSR	2/10/16				1,534	6,135	7,669				337,208
	PBCA	2/10/16	49,008	196,032	245,040
	Options	2/10/16								31,295	55.32	392,027
Dennis C. Cooke	ACIA	2/10/16	135,941	543,765	1,500,000
	PBRSR	2/10/16				1,607	6,429	8,036				353,692
	PBCA	2/10/16	50,014	200,055	250,069
	Options	2/10/16								31,930	55.32	399,982
Robert D. Fatovic	ACIA	2/10/16	78,533	314,131	750,000
	PBRSR	2/10/16				1,249	4,996	6,245				274,569
	PBCA	2/10/16	39,994	159,977	199,971
	Options	2/10/16								25,545	55.32	319,998
John J. Diez	ACIA	2/10/16	102,754	411,016	1,500,000
	PBRSR	2/10/16				1,009	4,036	5,045				221,184
	PBCA	2/10/16	35,027	140,107	175,134
	Options	2/10/16								22,350	55.32	279,975

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Executive Compensation

1
For the ACIAs, the amounts reflect the range of potential payouts at threshold, target or maximum payout levels based on Company performance. The Compensation Committee has discretion to adjust amounts based on individual performance but in no event to exceed the maximum payout amount. The 2016 ACIAs are discussed in further detail under the heading “Actual 2016 Annual Cash Incentive Awards” on page 38 of the Compensation Discussion and Analysis. For the PBCAs, the amounts represent the range of potential payouts under PBCAs granted in 2016 under our LTIP. The PBCAs based on TSR are segmented into three performance cycles of one, two and three years, and the PBCAs based on ROC are segmented into three one-year performance cycles. PBCAs will be earned based on performance in each respective annual performance cycle. All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Compensation Committee approval. See further discussion under the heading “Long-Term Incentive Program (LTIP)” on page 38 of the Compensation Discussion and Analysis.

2
These columns reflect the range of potential PBRSRs that can be earned under our 2016 LTIP. The PBRSRs based on TSR are segmented into three performance cycles of one, two and three years, and the PBRSRs based on ROC are segmented into three one-year performance cycles. PBRSRs will be earned based on performance in each respective annual performance cycle. All awards that have been earned at the end of each performance cycle will vest at the end of the three-year performance period, subject to Compensation Committee approval. See further discussion under the heading “Long-Term Incentive Program (LTIP)” on page 38 of the Compensation Discussion and Analysis.

3
Represents stock options granted under our 2016 LTIP. The stock options for all of the NEOs vest in three equal annual installments beginning on February 10, 2017. For a more detailed description of our stock options and stock option granting policies, see the sections entitled “Long-Term Incentive Program (LTIP)” on page 38 and “Equity Granting Practices” on page 42 of the Compensation Discussion and Analysis.

4	The exercise price of the stock options granted in 2016 was set as the closing price of our common stock on the grant date, as reported by the NYSE, as required under the Equity Plan.

5
The grant date fair value of the stock and option awards is determined pursuant to the accounting guidance for stock compensation and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see note 21 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2016.

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Executive Compensation

Outstanding Equity Awards as of December 31, 2016

Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
	Exercisable	Unexercisable
Robert E. Sanchez	26,275	0	49.39	02/11/2018
	27,830	0	53.63	02/10/2019
	89,325	0	58.21	02/07/2023
	62,277	31,138 (2)	71.43	02/06/2024	16,331 (5)	1,215,680
	27,809	55,616 (3)	93.51	02/11/2025	6,964 (6)	518,400	5,490 (8)	408,676
	0	122,935 (4)	55.32	02/09/2026	7,888 (7)	587,183	20,880 (9)	1,554,307

Art A. Garcia	6,825	0	53.63	02/10/2019
	18,580	0	58.21	02/07/2023
	14,680	7,340 (2)	71.43	02/06/2024	3,848 (5)	286,445
	6,500	13,000 (3)	93.51	02/11/2025	1,626 (6)	121,039	1,284 (8)	95,581
	0	31,295 (4)	55.32	02/09/2026	2,006 (7)	149,327	5,312 (9)	395,425

Dennis C. Cooke	7,465	0	53.63	02/10/2019
	14,863	0	58.21	02/07/2023
	17,083	8,542 (2)	71.43	02/06/2024	4,477 (5)	333,268
					10,000 (10)	744,400
	7,224	14,446 (3)	93.51	02/11/2025	1,807 (6)	134,513	1,428 (8)	106,300
	0	31,930 (4)	55.32	02/09/2026	2,047 (7)	152,379	5,422 (9)	403,614

Robert D. Fatovic	17,755	0	53.63	02/10/2019
	16,005	0	58.21	02/07/2023
	10,853	5427 (2)	71.43	02/06/2024	2,842 (5)	211,558
	5,779	11,556 (3)	93.51	02/11/2025	1,445 (6)	107,566	1,140 (8)	84,862
	0	25,545 (4)	55.32	02/09/2026	1,638 (7)	121,933	4,338 (9)	322,921

John J. Diez	1,600	0	53.63	02/10/2019
	2,573	0	58.21	02/07/2023
	4,463	2,232 (2)	71.43	02/06/2024	607 (5)	45,185
					705 (11)	52,480
					5,000 (12)	372,200
	4,334	8,666 (3)	93.51	02/11/2025	1,083 (6)	80,619	854 (8)	63,572
	0	22,350 (4)	55.32	02/09/2026	1,432 (7)	106,598	3794 (9)	282,425

(1)	Based on a stock price of $74.44, which was the closing market price of our common stock on December 31, 2016.

(2)	These stock options vest on February 7, 2017.

(3)	These stock options vest in two equal annual installments on February 12, 2017 and February 12, 2018.

(4)	These stock options vest in three equal annual installments on February 10, 2017, February 10, 2018 and February 10, 2019.

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(5)
Represents PBRSRs that were granted in February 2014 and have been earned for the one-year period ending December 31, 2014, the two-year period ending December 31, 2015, and the three-year period ending December 31, 2016. These PBRSRs vested in February 2017 upon Compensation Committee approval.

(6)
Represents PBRSRs that were granted in February 2015. These PBRSRs have been earned for the one-year period ending December 31, 2015 and the two-year period ending December 31, 2016, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2015 through December 31, 2017), subject to Compensation Committee approval.

(7)
Represents PBRSRs that were granted in February 2016. These PBRSRs have been earned for the one-year period ending December 31, 2016, and will vest and be paid if the executive remains employed at the conclusion of the three-year performance cycle (January 1, 2016 through December 31, 2018), subject to Compensation Committee approval.

(8)
Represents PBRSRs that were granted in February 2015 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2017, in accordance with the terms of the Long-Term Incentive Program.

(9)
Represents PBRSRs that were granted in February 2016 and will vest if the applicable TSR or ROC threshold is met for the three-year period ending December 31, 2018, in accordance with the terms of the Long-Term Incentive Program.

(10)	These TBRSRs vest on July 22, 2017.

(11)	These TBRSRs vest on February 7, 2017.

(12)	These TBRSRs vest on May 1, 2017.

2016 Option Exercises and Stock Vested

		Option Awards		Stock Awards[1]
		Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name		(#)	($)[2]	(#)[3]	($)[4]
		(A)	(B)		(C)
Robert E. Sanchez	2016	37,550	1,312,185	21,535	1,191,316
Art A. Garcia	2016	0	0	4,475	247,557
Dennis C. Cooke	2016	0	0	5,372	297,179
Robert D. Fatovic	2016	15,000	405,450	3,859	213,480
John J. Diez	2016	0	0	929	51,695

1	These columns reflect TBRSRs and PBRSRs previously awarded to the NEOs that vested during 2016.

2	Calculated based on the difference between the closing market price of Ryder common stock on the date of exercise and the exercise price of the option.

3	Of these amounts, shares were withheld by Ryder to cover tax withholding obligations as follows: Mr. Diez, 151 shares.

4	Calculated based on the closing market price of Ryder common stock on the vesting date.

Pension Benefits
We maintain a legacy Retirement Plan (pension plan) and Benefit Restoration Plan (pension restoration plan) for regular full-time employees other than those employees who are covered by plans administered by labor unions and certain other non-exempt employees. Effective December 31, 2007, the pension and pension restoration plans were frozen for all plan participants other than those who were eligible to continue to participate (based on age and tenure) and elected to do so. As a result, for those employees who were not eligible, or did not elect, to continue to participate, benefits ceased accruing under the defined benefit plans after December 31, 2007. All retirement benefits earned as of December 31, 2007 are fully preserved, continue to be subject to the applicable vesting schedule, and will be paid in accordance with the plans and applicable legal requirements. No employees hired or rehired after January 1, 2007 are eligible to participate in the pension or pension restoration plans.
Effective January 1, 2008, employees who were no longer eligible to continue to earn benefits in the pension plan were automatically transitioned to an enhanced 401(k) plan and a non-elective deferred compensation plan (if eligible) for their retirement benefits.
The 401(k) plan provides that employees hired or rehired prior to January 1, 2016 will receive: (1) a Company contribution equal to 3% of eligible pay, subject to a vesting schedule; and (2) a 50% Company match of employee contributions of up to 5% of eligible pay, subject in each case to IRS limits. Employees hired or rehired on or after January 1, 2016 will receive a 50% Company match of employee contributions of up to 6% of eligible pay, subject to IRS limits. Our deferred compensation plan provides for Company contributions in excess of the applicable IRS limitations under the 401(k) plan. Employees eligible for Ryder contribution enhancements in the 401(k) plan are also eligible for the enhancements in the deferred compensation plan provided they meet the eligibility requirements under the deferred compensation plan.

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Based on their age and tenure with Ryder, Mr. Sanchez, Mr. Garcia, Mr. Fatovic and Mr. Diez did not meet the eligibility requirements to continue accruing benefits under the pension and pension restoration plans, and, as such, their pension benefits were frozen and each is now entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans. Mr. Cooke was hired after January 1, 2007 and, therefore, was not eligible to participate in the pension or pension restoration plans. Mr. Cooke is entitled to the enhanced benefits under the 401(k) plan and deferred compensation plans.
Benefits payable under the pension plan are based on an employee’s career earnings with us and our subsidiaries. At the normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of total compensation received during each calendar year that the employee is eligible to participate in the plan, plus 1.85% of the excess over $15,600. The only elements of compensation considered in applying the payment and benefits formula are, to the extent applicable: eligible salary, annual cash incentive award, overtime, vacation and commission.
Pension plan benefits vest at the earlier of the completion of five years of credited service or upon reaching age 65. If a participant is over age 55 and has more than ten years of continuous credited service, he or she is eligible to retire with an unreduced benefit at age 62. In the event of a change of control, all participants will be fully vested and the term “accrued benefit” will include the value of early retirement benefits for any participant age 45 or older or with ten or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.
The maximum annual benefit under a qualified defined benefit pension plan is currently $215,000 beginning at the Social Security retirement age. The pension restoration plan covers those pension plan participants whose benefits are reduced by the Internal Revenue Code or other United States laws and are eligible to participate in the pension restoration plan. A participant in the pension restoration plan is entitled to a benefit equaling the difference between the amount of benefits the participant is entitled to receive without the reductions and the amount of benefits the participant is entitled to receive after the reductions.
The following table sets forth the present value of the accumulated benefits for the NEOs assuming they retire at the unreduced early retirement age of 62, and have ten years of continuous service, and using interest rate and mortality rate assumptions consistent with those used in our financial statements. For information regarding interest rate and mortality rate assumptions, see the section entitled “Employee Benefit Plans” in note 22 to our audited consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2016.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Robert E. Sanchez	Retirement Plan (Frozen)	24	361,760
	Benefit Restoration Plan (Frozen)	24	336,848
Art A. Garcia	Retirement Plan (Frozen)	19	327,535
	Benefit Restoration Plan (Frozen)	19	188,642
Dennis C. Cooke	Retirement Plan (Not eligible)	0	0
	Benefit Restoration Plan (Not eligible)	0	0
Robert D. Fatovic	Retirement Plan (Frozen)	22	319,130
	Benefit Restoration Plan (Frozen)	22	286,151
John J. Diez	Retirement Plan (Frozen)	15	113,890
	Benefit Restoration Plan (Frozen)	15	6,077

2016 Nonqualified Deferred Compensation
We maintain a deferred compensation plan for certain employees, including our NEOs, pursuant to which participants may elect to defer receipt of their cash compensation (base salary, commissions and annual annual cash incentive award only). Any deferred amounts are part of our general assets and are credited with hypothetical earnings based on several hypothetical investment options selected by the employee. The compensation may be deferred until the earlier to occur of a fixed date or separation of employment due to retirement, disability or removal, and is payable in a lump sum or in installments for a period ranging from two to fifteen years as elected in advance by the executive. Upon a change of control, all deferred amounts will be paid immediately in a lump sum. Our current deferred compensation plan does not provide for above-market or preferential earnings. As described above under “Pension Benefits”, in 2016, Mr. Sanchez, Mr. Garcia, Mr. Fatovic and Mr. Diez were not eligible to continue accruing benefits under the pension and pension restoration plans and Mr. Cooke was never eligible to accrue

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benefits under such plans. Instead, each received employer contributions into his deferred compensation account. A description of these benefits is included under “Pension Benefits” above.

	Executive Contributions in Last Fiscal Year	Employer Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Name	($)	($)[1]	($)[2]	($)
Robert E. Sanchez	202,738	91,863	222,923	2,254,634
Art A. Garcia	47,385	32,372	48,983	629,172
Dennis C. Cooke	155,605	48,664	49,113	748,669
Robert D. Fatovic	89,208	22,120	57,982	1,784,852
John J. Diez	0	14,243	8,834	131,218

1	The amounts reflected in this column were reported as compensation to the NEOs in our Summary Compensation Table for 2016.

2	Aggregate earnings on deferred compensation included in this column were not reported as compensation to the NEOs in our Summary Compensation Table for 2016.

Potential Payments Upon Termination or Change of Control
The severance benefits for the NEOs, including Mr. Sanchez, are provided under individual severance agreements which were amended in December 2016. The severance benefits for all other officers are provided under Ryder’s Executive Severance Plan, which was amended in December 2016. The severance agreements as well as the Executive Severance Plan were amended to explicitly provide that the confidentiality provisions do not restrict the executive from disclosing information to regulatory authorities. Copies of the form NEO severance agreement and Executive Severance Plan were filed with the SEC on February 13, 2017. No severance was paid to any NEO during 2016.
Voluntary Termination and Termination for Cause
In the event an NEO voluntarily terminates his employment with us, or is terminated for cause (as defined below), the NEO will not be entitled to receive any severance payments under the terms of his severance agreement. The NEO will retain any accrued compensation and benefits to the extent vested. In the event of voluntary termination only, all unvested equity awards will be canceled and the NEO will have three months from the date of termination to exercise any vested stock options. In the event of termination for cause only, all equity awards, vested and unvested, will be canceled.
Termination for Death, Disability or Retirement
Cash and Benefits.    In the event an NEO retires, he will be entitled to receive any accrued compensation and benefits to the extent such benefits have vested, including under our pension and pension restoration plans, as described in more detail under the heading “Pension Benefits”. In the event of death, the NEO’s beneficiaries would receive benefits under the executive life insurance policies we maintain on his behalf, which benefits are equal to three times the NEO’s current base salary up to an aggregate of $3.0 million. In addition, welfare benefits (health, dental and prescription) are extended for 60 days for covered beneficiaries, the total cost of which would range from approximately $1,960 to $3,266, depending on the NEO’s coverage and number of covered family members. In the event of disability, the NEO would be entitled to any amounts paid under our disability insurance policies, including the supplemental long-term disability we maintain for executive officers (as described under “Retirement and Welfare Benefits and Perquisites” in the Compensation Discussion and Analysis). Upon death or disability, the NEO (or his beneficiary) would also be entitled to a pro-rata payment under our annual cash incentive award program.
Stock Options.    Upon death or retirement, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will be canceled. Upon disability, all vested stock options will remain exercisable for the remainder of the term of the option and all unvested stock options will continue to vest for a period of three years following disability. The intrinsic value as of December 31, 2016 of the stock options that will continue to vest upon disability (calculated based on the difference between the exercise price of the options and the closing market price of our stock on December 30, 2016) was $2.7 million for all NEOs.
TBRSRs, PBRSRs and PBCAs. Upon death, disability or retirement, a pro-rata portion of any time-based restricted stock rights (TBRSRs) will vest and the underlying common stock will be distributed to the executive's estate. In addition, if the performance condition for any PBRSRs or PBCAs is met, a pro-rata portion of the PBRSRs and PBCAs will vest and the underlying common stock and cash will be distributed to the executive when distribution to all other participants occurs. The fair market value of the pro-rata number of restricted stock rights plus the value of the PBCAs that the executives would have been provided had the

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death, disability or retirement occurred on December 31, 2016 and assuming, with respect to the PBRSRs and PBCAs, that the performance condition is met, is as follows: Mr. Sanchez, $3,555,282; Mr. Garcia, $852,576; Mr. Cooke, $1,667,238; Mr. Fatovic, $680,597; and Mr. Diez $389,781.
Involuntary Termination without Cause and Termination Following a Change of Control
An NEO is entitled to the following severance benefits if we terminate his employment without Cause (as defined below) or if, within two years after a Change of Control, we terminate his employment without Cause, or the executive terminates his employment for Good Reason (as defined below).
Cash. The NEO will receive cash severance as follows:

Involuntary Termination Without Cause:	Qualifying Termination following Change of Control:
s salary continuation for the applicable severance period (30 months for the CEO and 18 months for all other NEOs);	s lump sum payment equal to the NEO's eligible base salary on the date of termination times the applicable salary multiple (3x for the CEO and 2x for all other NEOs);
s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and	s pro-rata cash payment under the applicable annual cash incentive awards based on actual performance in the year of termination; and
s  severance payment equal to 2.5x for the CEO and 1.5x for all other NEOs of the average amounts actually paid to the NEO under the annual cash incentive award for the three-year period preceding the year of termination.

s  annual cash incentive award equal to the target annual cash incentive award amount (based on the NEO's base salary on the date of termination) for the relevant period times the applicable annual cash incentive award multiple (3x for the CEO and 2x for all other NEOs).

Also upon a termination without Cause or if the executive terminates his employment for Good Reason, in each case within two years after a Change of Control, an NEO is entitled to immediate vesting and payment of any deferred compensation amounts, immediate payment of any accrued benefits under our pension restoration plan and additional benefits under our pension plan (as previously described under "Pension Benefits").
Equity.    Upon an involuntary termination without Cause, (i) an executive's vested stock options are exercisable until three months after the end of the relevant severance period and all unvested stock options are canceled and (ii) all unvested TBRSRs and PBRSRs and PBCAs (whether or not earned) will be forfeited. Upon a Change of Control, our Equity Plan provides for single-trigger accelerated vesting of outstanding equity awards and PBCAs granted prior to May 6, 2016 and double-trigger accelerated vesting of awards granted on or after May 6, 2016.
Key Defined Terms.    Following are key terms defined in the NEO severance agreements:
s “Cause” means an act of fraud, misappropriation, or embezzlement; conviction of any felony; conviction of a misdemeanor involving moral turpitude; willful failure to report to work for more than 30 days; willful failure to perform duties; material violation of Ryder’s Principles of Business Conduct; and any other activity that would constitute cause under such agreements. The last two triggers are not included in the definition of Cause for purposes of providing severance upon a Change of Control.
s “Change of Control” means the acquisition of 30% or more of the combined voting power of our common stock; a majority change in the composition of our Board; any reorganization, merger or consolidation that results in more than a 50% change in the share ownership of our common stock, the acquisition of 30% or more of the voting power of our common stock by one person or a majority change in the composition of the Board; our liquidation or dissolution; or a sale of substantially all of our assets.
s “Good Reason” means a material reduction in compensation; transferring the NEO more than 50 miles; failure to obtain a successor’s agreement to honor the NEO severance agreement; failure to pay certain Change of Control severance benefits into a trust; termination of employment not done in accordance with the NEO severance agreement; and any material change in duties or any other material adverse change in the terms and conditions of the NEO’s employment (but specifically does not include a change in title or reporting relationship).
Restrictive Covenants and Other Provisions.    The NEO severance agreements contain standard confidentiality, non-competition, non-solicitation, non-disparagement and release provisions that are applicable to all termination scenarios described above. The duration of the restriction on non-competition and non-solicitation covenants remains in effect for the longer of (i) twelve months following the NEO's termination date or (ii) the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination following a Change of Control). The restrictions on confidentiality and non-competition remain in effect

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indefinitely. The NEO must execute the release and abide by all restrictions in order to receive all applicable payments and benefits. Such agreements also provide that Ryder will reduce (but not below zero) the aggregate present value of the payments under the agreement to an amount that would not cause any payment to be subject to the excise tax under Section 4999 of the Internal Revenue Code, if reducing the payments under the agreement would provide the executive with a greater net after-tax amount than would be the case if no reduction was made. In the event of any termination, the NEO will also be entitled to:

•
continuation of all medical, dental, prescription and vision insurance plans and programs until the earlier of the end of the applicable severance period (which shall be a period of one and one-half years (two and one-half years for the CEO) upon an involuntary termination without Cause and two years (three years for the CEO) upon termination after a Change of Control), the date COBRA continuation coverage is canceled or the date the NEO is eligible to receive benefits from another employer;

•	continuation of executive life and supplemental disability insurance until the end of the relevant severance period; and

•
outplacement services under a Company-sponsored program until the earlier of (i) twenty-four months after the NEO's termination date (thirty-six months for the CEO); (ii) the date on which the NEO obtains another full-time job; (iii) the date on which the NEO becomes self-employed; and (iv) the date on which the NEO has received all services or benefits due under the applicable program.

Estimated Severance and Change of Control Severance Benefits as of December 31, 2016
The estimated payments and benefits that would be provided to each NEO as a result of involuntary termination without Cause or the occurrence of a Change of Control under our NEO severance agreements are set forth in the table below. Calculations for this table are based on: (1) the triggering event taking place on December 31, 2016 and (2) a common stock price of $74.44, the closing price on December 30, 2016.

		Triggering Event
Name	Compensation Components	Involuntary Termination without Cause	Change of Control without Termination	Change of Control with Qualifying Termination

Robert E. Sanchez	Cash Severance[1]	$5,884,274	$0	$6,695,797
	Intrinsic Value of Equity[2]	$0	$7,629,344	$7,629,344
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$48,991	$0	$58,789
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$5,948,265	$7,629,344	$14,398,930
Art A. Garcia	Cash Severance[1]	$1,546,846	$0	$1,990,720
	Intrinsic Value of Equity[2]	$0	$1,897,069	$1,897,069
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$17,644	$0	$23,525
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,579,490	$1,897,069	$3,926,314
Dennis C. Cooke	Cash Severance[1]	$2,032,252	$0	$2,529,213
	Intrinsic Value of Equity[2]	$0	$2,753,468	$2,753,468
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$26,631	$0	$35,508
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$2,073,883	$2,753,468	$5,333,189
Robert D. Fatovic	Cash Severance[1]	$1,288,729	$0	$1,625,563
	Intrinsic Value of Equity[2]	$0	$1,515,975	$1,515,975
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$26,631	$0	$35,508
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,330,360	$1,515,975	$3,192,046
John J. Diez	Cash Severance[1]	$1,269,855	$0	$1,922,796
	Intrinsic Value of Equity[2]	$0	$1,124,816	$1,124,816
	Retirement Benefits[3]	$0	$0	$0
	Welfare Benefits[4]	$26,631	$0	$35,508
	Outplacement[5]	$15,000	$0	$15,000
	Total Benefit to Employee	$1,311,486	$1,124,816	$3,098,120

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1
Cash severance includes: (1) base salary, (2) pro-rata cash payment under the annual cash incentive awards, (3) in the case of involuntary termination without Cause, a severance payment equal to a multiple of the average payout amounts under the annual cash incentive awards for the previous three years, and (4) in the case of Change of Control with termination, target annual cash incentive award, all as described above. In the event of involuntary termination without Cause, base salary is paid over time in accordance with usual payroll practices and the annual cash incentive award is paid in a lump sum shortly after termination. In the event of termination in connection with a Change of Control, all payments are made in a lump sum shortly after termination. Timing and payment of cash severance is subject in all respects to Section 409A of the Internal Revenue Code.

2
Under a Change of Control, the intrinsic value of equity reflects the intrinsic value of the accelerated equity. In each case, the amounts are calculated using the closing price of our common stock on December 31, 2016 ($74.44), and includes stock options, TBRSRs, PBRSRs, and PBCAs.

3
This amount reflects the incremental increase in value resulting from the acceleration of the vesting of the pension restoration plan in the event of a Change of Control (whether or not there is a termination of employment), plus, in the event of a termination in connection with a Change of Control, the value of the early retirement subsidy in our pension plan. Assumed retirement age is the later of age 55 or the executive's age on December 31, 2016.

4
Amounts are based on the current cost to us of reimbursing the named executive for the premiums paid for their current health, dental and prescription insurance coverage during the severance period as described above. The reimbursement is included in the earnings of the executive and subject to all applicable taxes.

5	Amounts reflect the cost of outplacement services provided under a Company-sponsored program.

DIRECTOR COMPENSATION
Description of Director Compensation Program
The key objective of the compensation program for our Board is to align the interests of the Board with the interests of our shareholders. In addition, our Board compensation program is designed to attract directors that have the necessary skills, experience and character to fulfill their responsibilities and to enhance long-term value for our shareholders and ensure the continuity and vitality of our Company. Directors who are employees receive no compensation or benefits for service on the Board other than the right to participate in our Matching Gifts to Education Program at the Board level.

Our non-employee directors received the following compensation during 2016:
•	an annual Board retainer of $65,000, payable in January of each year;
•	an annual committee retainer of $35,000, payable in May of each year;
•	an annual grant of $125,000 in restricted stock units (RSUs), made on the date of our Annual Meeting of shareholders;
•
a Board or committee meeting attendance fee of $1,000 for each additional Board or committee meeting attended in excess of eight Board meetings or eight committee meetings, payable in December of each year;

•	a committee chair retainer, payable in May of each year, to the Chairs of the Finance and Governance Committees ($10,000) and to the Chairs of the Audit and Compensation Committees ($15,000); and
•	a Lead Independent Director retainer of $25,000, payable in May of each year, to the Board’s Lead Independent Director.
The number of RSUs granted is based on the closing sales price of Ryder common stock on the date of grant. The RSUs vest following a director’s initial year of service on the Board. Thereafter, the RSUs will vest immediately upon grant for directors with at least one year of service on the Board and are delivered (either as a lump sum or in annual installments as elected in advance by the director) upon termination of a director’s service on the Board. The units receive dividends which are reinvested through our Dividend Reinvestment Program. Upon the occurrence of a change of control, as defined in the relevant equity plan, all outstanding RSUs will be delivered to the director in a lump sum.
Directors are given the option to receive all or any portion of their annual retainer of $65,000 in Ryder common stock, which cannot be sold until six months following the date such person ceases to be a director. As part of our deferred compensation plan, directors have the option of deferring receipt of their annual Board and Committee retainers as well as excess meeting fees. We do not pay above-market or preferential earnings on compensation deferred by the directors. Directors are not eligible to participate in our pension plan or 401(k) plan.
We maintain a legacy Directors’ Charitable Awards Program pursuant to which each director elected prior to January 1, 2005 may designate up to two charitable organizations to which we will contribute an aggregate of $500,000 in ten annual installments in the director’s name following the director’s death. The program is currently funded with the proceeds of insurance policies and the directors obtain no financial benefits from the program. Three of our directors were elected prior to January 1, 2005 and currently participate in the program. Directors may also participate in our Matching Gifts to Education Program available to all employees, under which we match a director’s contributions to eligible educational institutions up to a maximum of $10,000 per year. Employees are limited to a maximum of $1,000 per year.

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Our Compensation Committee conducts a comprehensive review and evaluation of our compensation package for non-employee directors annually. Through a competitive pay analysis conducted by Cook during 2016, the Compensation Committee recommended, and the Board approved, an increase for 2017 in the equity value of RSUs granted annually from $125,000 to $135,000 and the Audit Committee Chair retainer from $15,000 to $20,000 to bring director compensation in line with that of our peer group.

2016 Director Compensation
The table below sets forth the total compensation received by our non-employee Board members in 2016. The amounts in the “Stock Awards” column below represent the aggregate grant date fair value, computed in accordance with the accounting guidance for stock compensation, of (1) RSUs granted to the directors in 2016 and (2) dividends on the RSUs granted to directors in 2016.

Name	Fees Earned or Paid in Cash ($)[1,2,3]	Stock Awards ($)[4,5]	All Other Compensation ($)[6]	Total ($)
John M. Berra	100,000	173,760	10,000	283,760
Robert J. Eck	100,000	142,951	10,000	252,951
Robert A. Hagemann	116,000	130,689	2,000	248,689
L. Patrick Hassey	106,000	166,020	—	272,020
Michael F. Hilton	100,000	139,043	—	239,043
Tamara L. Lundgren	100,000	137,433	7,500	244,933
Luis P. Nieto, Jr.	110,000	162,494	10,000	282,494
Abbie J. Smith	101,000	173,760	—	274,760
E. Follin Smith	109,000	168,319	10,000	287,319
Hansel E. Tookes, II	136,000	174,910	5,000	315,910

1	Includes an annual Board retainer of $65,000 plus an annual Committee retainer of $35,000.

2
Includes committee chair fees as follows: Mr. Hagemann, $15,000; Mr. Hassey, $6,000; Mr. Nieto, $10,000; Ms. E. Smith, $9,000; Mr. Tookes, $10,000; and Lead Independent Director fees as follows: Mr. Tookes, $25,000.

3	This column includes additional meeting fees paid to members of the Board as follows: Mr. Hagemann, $1,000; Ms. A. Smith, $1,000; and Mr. Tookes, $1,000.

4
Includes the aggregate grant date fair value of awards computed in accordance with the accounting guidance for stock compensation for dividends on the RSUs granted to directors in 2016 in the following amounts: Mr. Berra, $48,820; Mr. Eck, $18,010; Mr. Hagemann, $5,748; Mr. Hassey, $41,079; Mr. Hilton, $14,102; Ms. Lundgren, $12,492; Mr. Nieto, $37,554; Ms. A. Smith, $48,820; Ms. E. Smith, $43,378; and Mr. Tookes, $49,969.

5	The following table sets forth each director's outstanding stock as of December 31, 2016:

Name	Outstanding Stock Awards
John M. Berra	27,873
Robert J. Eck	10,177
Robert Hagemann	4,292
L. Patrick Hassey	22,373
Michael F. Hilton	8,048
Tamara L. Lundgren	7,178
Luis P. Nieto, Jr.	20,501
Abbie J. Smith	28,305
E. Follin Smith	24,145
Hansel E. Tookes, II	28,242

6	Reflects benefits under the Company's Matching Gifts to Education program.

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Director Compensation

Director Stock Ownership Requirements
To further align the interests of our directors and shareholders, we impose stock ownership requirements on our directors, who are expected to own Ryder common stock or common stock equivalents (including any vested or unvested RSUs). In 2017, the Board increased the stock ownership requirements for directors from five times such director's total annual cash retainer to six times the total annual cash retainer, based on a five-year rolling average stock price. The ownership requirements must be proportionately satisfied within five years of the director’s election to the Board. As of December 31, 2016, all directors were in compliance with these stock ownership requirements.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 3)
We are providing shareholders with an advisory vote on executive compensation, or Say on Pay, as required pursuant to the Dodd-Frank Act.
The Say on Pay vote is a non-binding vote on the compensation of our NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement.  The Dodd-Frank Act requires us to hold the Say on Pay vote at least once every three years. Following the recommendation of our shareholders at our 2011 Annual Meeting of Shareholders, our Board has chosen to hold the Say on Pay vote every year (and at this year's Annual Meeting, we are providing shareholders with another advisory vote on the frequency with which we hold a Say on Pay vote). At last year’s Annual Meeting, we held a Say on Pay vote and approximately 96% of shareholder votes cast supported our executive compensation.
The Board supports this resolution because it believes that our executive compensation program reflects the Company's commitment to pay for performance, supports the Company's ability to sustain long-term growth while accounting for sound risk management and aligns the interests of our executives with those of our shareholders. Because this resolution relates to the information about executive compensation contained in this proxy statement, beginning with the Compensation Discussion and Analysis on page 29, shareholders should review that information in considering their vote on the resolution.
Although this Say and Pay vote on executive compensation is non-binding, we highly value input from and engagement with our shareholders. The Board and the Compensation Committee will review the results of the vote and, consistent with our record of shareholder engagement, take the outcome of the vote into account when determining future executive compensation arrangements. Shareholders are therefore asked to vote for or against the following resolution:
RESOLVED, that the shareholders of Ryder approve, on an advisory basis, the compensation of Ryder’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2017 Annual Meeting proxy statement.
The Board recommends a vote FOR adoption of the resolution approving the compensation of our NEOs, as described in the Compensation Discussion and Analysis section and related tabular and narrative disclosure set forth in this proxy statement.

ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION
(Proposal 4)
In addition to providing shareholders with the opportunity to cast a Say on Pay vote, we are also providing shareholders with the opportunity to cast a non-binding, advisory vote on whether the advisory vote on executive compensation (Say on Pay) should occur every one, two or three years, commonly referred to as a Say on Frequency resolution. You have the option to vote for any of the three options, or to abstain from casting a vote.
The Dodd-Frank Act requires us to hold this non-binding, advisory vote on the frequency of presenting Say on Pay votes to our shareholders at least once every six years. At the 2011 Annual Meeting of Shareholders, our shareholders voted for, and the Board implemented, the option of holding an annual Say on Pay vote at each Annual Meeting of Shareholders. Shareholders contacted during our 2011 shareholder outreach expressed a preference for an annual Say on Pay vote and this has become the current prevalent market practice. The Board has determined that an advisory vote to approve executive compensation every year is appropriate for the Company and its shareholders.

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Advisory Vote on Frequency of Executive Compensation Vote (Proposal 4)

Shareholders are asked to vote on the following resolution:
RESOLVED, that the shareholders of Ryder determine, on a non-binding, advisory basis, that the frequency of the shareholder advisory vote on the compensation of Ryder’s named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in Ryder’s 2017 Annual Meeting proxy statement should be:
Choice 1 — every year;
Choice 2 — every two years;
Choice 3 — every three years; or
Choice 4 — abstain from voting.
Although this Say on Frequency vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future Say on Pay votes.
The Board recommends a vote for the option of EVERY YEAR for future advisory votes on executive compensation.

SHAREHOLDER PROPOSAL TO PERMIT ACTION BY WRITTEN CONSENT
(Proposal 5)
John Chevedden, the beneficial holder of 100 shares of the Company's common stock, has notified Ryder that he intends to present the following nonbinding, advisory proposal at the Annual Meeting. Upon oral or written request, the Company will promptly provide address information for the shareholder proponent. The proposal as submitted reads as follows:

Proposal 5 - Right to Act by Written Consent
Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67% support at both AllState and Sprint. Hundreds of major companies enable shareholder action by written consent.

Taking action by written consent in lieu of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle. A shareholder right to act by written consent and to call a special meeting are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. Taking action by written consent saves the expense of holding a special shareholder meeting.

Please vote to enhance shareholder value:
Right to Act by Written Consent- Proposal 5
Board's Statement in Opposition to Shareholder Proposal
The Board of Directors has given careful consideration to the nonbinding, advisory shareholder proposal seeking to permit shareholders to act by written consent. The Board believes that the actions requested by the proponent are not in the best interests of all of Ryder’s shareholders and recommends a vote AGAINST this proposal.
Shareholder Proposal is Not in the Best Interests of All Shareholders
Implementation of this proposal could permit fundamental corporate changes to occur outside of a shareholders meeting, without notice to other shareholders or time for thoughtful consideration. Subsets of shareholders with special interests would be able to use a written consent procedure at any time and as frequently as they choose to act on a variety of potentially significant matters without notice to all shareholders and without a meeting or another forum at which all shareholders would have a fair opportunity to discuss the merits of a proposed action and question management and the proponent on the basis for their respective positions. Such actions disenfranchise smaller shareholders who may not be given a chance to participate through a written consent process.

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Shareholder Proposal to Permit Action by Written Consent (Proposal 5)

Permitting action by written consent may prevent shareholders from receiving accurate and complete information on important pending actions and deny the Board the opportunity to consider the merits of a proposed action and suggest alternatives for shareholder evaluation. In addition, multiple shareholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory.
Ryder Shareholders Have the Right to Call a Special Meeting
The Board understands that some shareholders view the ability to act by written consent to be an important right. However, the Board believes that Ryder’s By-Law provisions governing the ability to call special meetings, which provide for notice and full disclosure to all shareholders, afford shareholders a more equitable opportunity to raise matters between Annual Meetings than does enabling a limited group of shareholders to act by written consent.
As part of the Board’s commitment to being held accountable to our shareholders, Ryder's By-Laws permit holders of 10% of the Company's outstanding shares to call a special shareholder meeting. The low threshold of 10% required to call a special meeting provides even a substantial minority of shareholders the opportunity to raise issues and initiate corporate action, and ensures that notice and a chance to participate in a meeting are given to all shareholders. This 10% threshold also protects against the exertion of undue influence, which could occur with written consent, by individual shareholders with special interests that may be inconsistent with the long-term best interests of all shareholders.
Ryder has a Corporate Governance Structure that Supports Shareholder Rights and Board Accountability
Ryder views its relationships with shareholders and other stakeholders as fundamental to its good corporate governance practices. Ryder regularly engages with shareholders representing at least 50% of the Company's outstanding shares on a broad variety of governance issues and, on many occasions, has taken actions to address shareholder concerns and safeguard the interests of our shareholders. For example, in 2016, following discussions with shareholders and as part of our annual review of corporate governance practices, Ryder adopted an amendment to the Company’s By-Laws allowing “proxy access” for director nominations by shareholders. Under the By-Law provisions, a shareholder or group of up to 25 shareholders who own at least 3% of the Company’s outstanding common stock continuously for three years may nominate candidates representing the greater of 20% of directors or two Board seats and include those nominees in Ryder’s proxy materials, provided that the shareholders and nominees satisfy the requirements specified in our By-Laws.
Summary
We believe that Ryder’s existing corporate governance structure strikes the right balance between affording shareholders the platform to raise important issues and protecting against potentially abusive actions that disrupt effective management of the Company and undermine the interests of all shareholders.
The Board recommends a vote AGAINST this proposal.

OTHER MATTERS

Who can vote?
Holders of Ryder common stock at the close of business on March 10, 2017, the record date, are entitled to vote their shares at the Annual Meeting. As of March 10, 2017, there were 52,920,294 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued, outstanding and entitled to vote represents one vote.

What is a quorum?
A quorum is the minimum number of shares required to hold a meeting. Under our By-Laws, the holders of a majority of the total number of shares issued, outstanding and entitled to vote at the meeting must be present in person or represented by proxy for a quorum. If you sign and return your proxy marked “abstain”, your shares will be counted for purposes of determining whether a quorum is present.

What is the difference between a shareholder of record and a beneficial shareholder?
Record Shareholder.  You are a shareholder of record if you are registered as a shareholder with our transfer agent, Wells Fargo Bank, National Association (Wells Fargo).

Beneficial Shareholder.  You are a beneficial shareholder if a brokerage firm, bank, trustee or other agent (nominee) holds your shares. This is often called ownership in “street name”, since your name does not appear anywhere in our records.

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Other Matters

How do I vote?	If you are a shareholder of record, you may vote:
✓- via Internet; ✓- by telephone; ✓-- by mail, if you received a paper copy of these proxy materials; or ✓ in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on the notice of Internet availability (Notice), which contains instructions on how to access our proxy statement, annual report and shareholder letter online, and the printed proxy card.

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by May 2, 2017 (the cut-off date). If the trustee does not receive your instructions by the cut-off date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as those shares in our 401(k) plan for which voting instructions were received.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee.

What shares are covered by my proxy card?	Your proxy reflects all shares owned by you at the close of business on March 10, 2017. For participants in our 401(k) plan, shares held in your account as of that date are included in your proxy.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?
Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as shares present and entitled to be voted with respect to a matter on which the nominee has expressly not voted.

What does it mean if I receive more than one Notice or proxy card?
It means that you hold shares in more than one account. To ensure all of your shares are voted, if you vote by telephone or on the Internet, you will need to vote once for each Notice, proxy card or voting instruction card you receive. Alternatively, if you vote by proxy card, you will need to sign and return each proxy card by mail.

How many votes are needed for the proposals to pass?
The table below sets forth the proportion of votes needed for each proposal on the ballot to pass. The table also sets forth whether a nominee can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal, and the impact of abstentions.

Proposal	How Many Votes are Needed for a Proposal to Pass?	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote	Impact of Abstentions
1. Election of Directors	Majority of Votes Cast	No	None	None
2. Ratification of PricewaterhouseCoopers	Majority of Votes Cast	Yes	Not Applicable	None
3. Say on Pay	Majority of Votes Cast	No	None	None
4. Say on Frequency	Majority of Votes Cast	No	None	None
5. Shareholder Proposal to Permit Action by Written Consent	Majority of Votes Cast	No	None	None

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Other Matters

Proposals 3, 4 and 5 are non-binding, advisory votes. What is the effect if they pass?
Although the advisory votes on Proposal 3 (Say on Pay), Proposal 4 (Say on Frequency) and Proposal 5 (Shareholder Written Consent Proposal) are non-binding, our Board and the Compensation Committee (with respect to Proposals 3 and 4) and the Governance Committee (with respect to Proposal 5) will review the results and, consistent with our record of shareholder engagement, take them into account in making future executive compensation and corporate governance decisions.

How do I change my vote?
A shareholder of record may revoke a proxy by giving written notice of revocation to our Corporate Secretary before the meeting by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the Annual Meeting.

If you are a beneficial shareholder, you may change your vote by following your nominee’s procedures for revoking or changing your proxy.

Who can attend the Annual Meeting?
Only shareholders and our invited guests are permitted to attend the Annual Meeting.

Record Shareholders.  If you are a shareholder of record, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list.

Beneficial Shareholders.  If you are a beneficial shareholder and you plan to attend the meeting, you should bring proof of ownership, such as a brokerage statement, showing your ownership of the shares as of the record date and a form of personal identification. If you are a beneficial shareholder and wish to vote your shares at the meeting, you must obtain a proxy from your nominee and bring your proxy to the Annual Meeting.

If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting. If you vote by telephone, on the Internet or send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote.

Record Shareholders.  Written ballots will be available at the meeting for shareholders of record.

Beneficial Shareholders. Beneficial shareholders who wish to vote in person must request a legal proxy from their nominee and bring that legal proxy to the Annual Meeting.

Proxy Solicitation Costs
We pay the cost of soliciting your proxy and reimburse brokerage firms and others for forwarding proxy materials to you. In addition to solicitation by mail, solicitations may also be made by personal interview, letter, fax and telephone. Certain of our officers, directors and employees may participate in the solicitation of proxies without additional consideration.

Vote Tabulation
Our Board has appointed Broadridge Financial Solutions, Inc. as the independent Inspector of Election of the Annual Meeting. Representatives of Broadridge will count the votes.

Confidential Voting
The voting instructions of shareholders of record will only be available to the Inspector of Election. Voting instructions for employee benefit plans will only be available to the plan’s trustee and the Inspector of Election. The voting instructions of beneficial shareholders will only be available to the shareholder’s nominee. Your voting records will not be disclosed to us unless required by a legal order, requested by you or cast in a contested election.

Shareholder Proposals
Shareholder Proposals. To be considered for inclusion in Ryder’s 2018 proxy statement, shareholder proposals must be delivered in writing to us at 11690 N.W. 105th Street, Miami, Florida 33178, Attention: Corporate Secretary, no later than November 20, 2017. Additionally, we must receive proper notice of any other shareholder proposal to be submitted at the 2018 Annual Meeting of Shareholders (but not included in our proxy statement) no earlier than January 5, 2018 and no later than February 4, 2018.
Nomination of Directors. If a shareholder would like to use the Company's proxy access procedures to nominate one or more directors for election at the 2018 Annual Meeting (for inclusion in Ryder's proxy materials), he or she must give advance written notice at least 120, but no more than 150, days before the one-year anniversary of the date Ryder issued its definitive proxy

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Other Matters

statement for the 2017 Annual Meeting, as required in our By-Laws (no earlier than October 21, 2017 and no later than November 20, 2017). If a shareholder would like to nominate one or more directors for election at the 2018 Annual Meeting outside of the proxy access process (and without using Ryder's proxy materials), he or she must give advance written notice to us at least 90, but no more than 120, days before the one-year anniversary of the 2017 Annual Meeting (no earlier than January 5, 2018 and no later than February 4, 2018), as required by our By-Laws. In either case, the notice must include information regarding both the proposing shareholder and the director nominee. For a discussion of the types of information that must be provided, please refer to the discussion under “Board Succession Process for Directors” beginning on page 20 of this proxy statement. In addition, the director nominee must submit a completed and signed questionnaire. This questionnaire will be provided by the Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors relating to their background, experience and independence.
All of the requirements relating to the submission of shareholder proposals or director nominations are included in our By-Laws. A copy of our By-Laws can be obtained from our Corporate Secretary. The By-Laws are also included in our filings with the SEC which are available on the SEC’s website at www.sec.gov.

Electronic Delivery
This year, we have again elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery expedites shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On March 20, 2017, we mailed to our shareholders the Notice regarding Internet availability of proxy materials containing instructions on how to access our proxy statement, annual report and shareholder letter online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice contains instructions on how to request a paper copy of the materials.
Most shareholders will receive the proxy statement online. If you received a paper copy, you can also view these documents on the Internet by accessing the Investors area of our website at http://investors.ryder.com.
If you are a shareholder of record you may, if you wish, receive future proxy statements, annual reports and any other accompanying materials electronically. If you vote via the Internet as described on your proxy card, you may sign up for electronic delivery at the same time. You may also register for electronic delivery of future proxy materials in the Investors area of our website at http://investors.ryder.com.
If you elect this feature, you will receive an e-mail message notifying you when the materials are available along with a web address for viewing the materials and instructions for voting by telephone or on the Internet.
We encourage you to sign up for electronic delivery of future proxy materials as this will allow you to receive the materials more quickly and will reduce printing and mailing costs.

Householding
We are only sending one set of Notices regarding the Internet availability of proxy materials or set of 2017 Annual Meeting materials to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help reduce printing and mailing costs.
If you are a record shareholder and you want to request a separate copy of this proxy statement or accompanying 2016 annual report on Form 10-K as filed with the SEC (such report is available free of charge and includes the financial statements and schedules thereto, but not the exhibits) and shareholder letter, you may contact our Investor Relations Department by calling (305) 500-4053, in writing to Ryder System, Inc., Investor Relations Department, 11690 N.W. 105th Street, Miami, Florida 33178 or by e-mail to RyderforInvestors@ryder.com, and a copy will be promptly sent to you. If you wish to receive separate documents in future mailings, please contact Broadridge by calling (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Our 2016 annual report, the shareholder letter and this proxy statement are also available through the Investor Relations area of our website at http://investors.ryder.com. A copy of any exhibit to the 2016 annual report on Form 10-K will be forwarded following receipt of a written request for such materials addressed to our Investor Relations Department.
Two or more shareholders sharing an address can request delivery of a single copy of the 2017 Annual Meeting materials if they are receiving multiple copies by contacting Broadridge in the manner set forth above.
If a nominee holds your shares, please contact such holder directly to inquire about the possibility of householding.

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Appendix A - Director Independence Standards

Ryder’s Director Independence Standards

Each relationship described below will not, by itself, be deemed to create a material relationship with the Company for the purpose of determining the director’s independence.

•
Prior Employment of Director. The director was employed by Ryder or was personally working on Ryder’s audit as an employee or partner of Ryder’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended.

•
Employment of Immediate Family Member. (i) an immediate family member was an officer of Ryder or was personally working on Ryder’s audit as an employee or partner of Ryder’s independent auditor, and over five years have passed since such employment, partner or auditing relationship ended; or (ii) an immediate family member is currently employed by Ryder in a non-officer position, or by Ryder’s independent auditor not as a partner and not participating in the firm’s audit, assurance or tax compliance practice.

•
Interlocking Directorships. An executive officer of Ryder served on the board of directors of a company that employed the director or employed an immediate family member as an executive officer, and over five years have passed since either such relationship ended.

•
Commercial Relationships. The director is an employee (or a director’s immediate family member is an executive officer) of a company that makes or has made payments to, or receives or has received payments (other than contributions, if the company is a tax-exempt organization) from, Ryder for property or services, and the amount of such payments has not within any of such other company’s three most recently completed fiscal years exceeded one percent (or $1 million, whichever is greater) of such other company’s consolidated gross revenues for such year.

•
Indebtedness Relationships. A director or an immediate family member is a partner, greater than 10% shareholder, director or officer of a company that is indebted to Ryder or to which Ryder is indebted, and the aggregate amount of such debt is less than one percent (or $1 million, whichever is greater) of the total consolidated assets of the indebted company.

•
Charitable Relationships. A director is a trustee, fiduciary, director or officer of a tax-exempt organization to which Ryder contributes, and the contributions to such organization by Ryder have not within any of such organization’s three most recently completed fiscal years exceeded one percent (or $250,000, whichever is greater) of such organization’s consolidated gross revenues for such year.

All reference to “Ryder” shall refer to Ryder System, Inc. and all subsidiaries.
An “immediate family member” includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home.

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Ryder System, Inc. 11690 N.W. 105th Street Miami, Florida 33178 www.ryder.com

RYDER SYSTEM, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYDER SYSTEM, INC.

The Board of Directors recommends a vote "FOR" the following director nominees:

1. Election of Directors

Nominees:

For a 1-year term of office expiring at the 2018 Annual Meeting.	**For**	**Against**	**Abstain**
1a. Robert J. Eck	☐	☐	☐
1b. L. Patrick Hassey	☐	☐	☐
1c. Michael F. Hilton	☐	☐	☐
1d. Tamara L. Lundgren	☐	☐	☐
1e. Abbie J. Smith	☐	☐	☐
1f. Hansel E. Tookes, II	☐	☐	☐

The Board of Directors recommends a vote "FOR" the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of PricewaterhouseCoopers LLP as independent registered certified public accounting firm for the 2017 fiscal year.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote for "1 YEAR" on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approval, on an advisory basis, of the frequency of the shareholder vote on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends a vote "AGAINST" the following proposal:	**For**	**Against**	**Abstain**
5. A shareholder proposal to permit shareholder action by written consent.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

This Proxy Card will be voted "FOR" the election of the director nominees, "FOR" Proposals 2 and 3, for "1 YEAR" on Proposal 4 and "AGAINST" Proposal 5 if no choice is selected.

If you want to vote in accordance with the recommendations of the Board of Directors, simply sign below and return this card.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please note such title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Shareholder Letter are available at www.proxyvote.com.

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PROXY
RYDER SYSTEM, INC.
ANNUAL MEETING - MAY 5, 2017

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Sanchez, Art A. Garcia and Robert D. Fatovic, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned on all matters to come before the meeting and to vote as designated on the reverse side, all the shares of common stock of RYDER SYSTEM, INC., held of record by the undersigned on March 10, 2017, during or at any adjournment of the Annual Meeting of Shareholders to be held at 10:00 a.m., EDT at the Ryder System, Inc. Headquarters, 11690 N.W. 105th Street, Miami, Florida 33178 on Friday, May 5, 2017.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED. ON THE REVERSE SIDE OF THIS CARD YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES OR SIMPLY SIGN AND RETURN THIS CARD TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF NO CHOICE IS SELECTED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, FOR "1 YEAR" ON PROPOSAL 4 AND "AGAINST" PROPOSAL 5. UNLESS YOU VOTE BY TELEPHONE OR INTERNET, YOU MUST SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT THE PROXY HOLDERS MAY VOTE THE SHARES.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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